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                                                               EXHIBIT 2.01

THIS AGREEMENT (this "AGREEMENT") is made on     February, 1998

BETWEEN:-

1. THE GENERAL ELECTRIC COMPANY, P.L.C. (registered in England No. 67307) having its registered office at 1 Stanhope Gate, London W1A 1EH ("GEC");

      AND

2. IFR SYSTEMS LIMITED (registered in England No. 3491978 ) having its registered office at 61, Brook Street, London W1Y 2BL (the "PURCHASER");

      AND

3. IFR SYSTEMS INC. incorporated in the State of Delaware, U.S.A. and having its principal place of business at 10200 West York Street, Wichita, Kansas, 67215-8999, USA (the "GUARANTOR").

WHEREAS GEC has agreed to sell and transfer, or procure the sale and transfer of, the Shares, and the Purchaser has agreed to purchase or procure the purchase of them, on the terms and conditions of this Agreement, and the Guarantor has agreed to guarantee the Purchaser's obligations hereunder.

IT IS AGREED AS FOLLOWS:-

1.    INTERPRETATION

1.1 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

1.2   Certain words and expressions used in this Agreement are defined in
      Schedule 1.

2.    SALE AND PURCHASE OF THE SHARES

      GEC shall sell or procure the sale of the Shares with full title guarantee and the Purchaser shall purchase or procure the purchase of the Shares. The Shares shall be free from all claims, liens, charges, encumbrances and equities whatsoever (other than those arising from acts of the Purchaser or any of its subsidiaries or subsidiary undertakings) and shall be sold with all rights attached or accruing to them at Completion including, without limitation, the right to receive all dividends, distributions and any return of capital hereafter declared, paid or made in respect of periods commencing on or after Completion.

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                                       2

3.    CONSIDERATION

      The total consideration for the sale of the Shares shall be the payment by the Purchaser to GEC of the Aggregate Purchase Price, of which the U.S. Purchase Price shall be attributed to the US Shares and the balance to the UK Shares.

4.    COMPLETION

4.1 Completion shall take place on the Completion date, immediately following signature of this Agreement by each of the parties, at the offices of GEC's Solicitors.

4.2 At Completion, GEC shall do or procure the carrying out of those things listed in Part 1 of Schedule 2 and the Purchaser shall do or procure the carrying out of those things listed in Part 2 of Schedule 2.

4.3 Neither GEC nor the Purchaser shall be obliged to perform its obligations in respect of Completion unless the other party complies in all material respects with the requirements of sub-clause 4.2 and Part 1 or 2 of
      Schedule 2.

4.4 Neither GEC nor the Purchaser shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously. This sub-clause shall not limit any other clause of this Agreement and in particular clause 12 (Remedies and Waivers).

5.    GEC'S WARRANTIES AND UNDERTAKINGS

5.1 Subject to clause 7 (Purchasers' Remedies and GEC's Limitations on Liability) and Schedule 4, GEC warrants to the Purchaser in the terms of the Warranties at the date of this Agreement but gives no further or other warranties.

5.2 Subject to paragraph 2.2 of Schedule 4, each of the Warranties shall be construed as a separate and independent warranty.

5.3   (A)  GEC waives and will procure that other members of the GEC Group will waive, any rights, remedies, or claims GEC or any other member of the GEC Group may have against any Group Company or any director of a Group Company or any Employee with respect to claims arising out of any information, opinion or advice supplied or given (or omitted to be supplied or given) to GEC in connection with the proposed entering into of this Agreement and the sale of such Group Company, other than in the case of fraud, wilful misstatement or wilful omission;

      (B) GEC agrees that any such rights, remedy or claim shall not constitute a defence to any claim by the Purchaser under or in relation to this Agreement (including the Warranties) or the Tax Covenant.

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                                       3

5.4 GEC undertakes that, except to the extent permitted by the licences in clause 6.4 and clause 6.6, following Completion no member of the GEC Group will use any confidential information (including, to the extent they are confidential, trade secrets, know-how or financial or trading information) proprietary to a Group Company in order to compete with such Group Company, and GEC shall not and shall procure that no member of the GEC Group nor any officer or employee of GEC or any member of the GEC Group shall make use of (to the extent such use would be reasonably likely to harm or damage the business of any Group Company) or divulge to any third party (other than GEC's professional advisers in which case GEC will use its reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this Clause) any confidential information proprietary to any Group Company and save only:

      (A) insofar as the same has become public knowledge otherwise than, directly or indirectly, through GEC's breach of this Clause 5.4 or the failure of the officers, employees or professional advisers referred to above to keep the same confidential; or

      (B) to the extent required by law or by any supervisory body or regulatory body; or

      (C) to the extent GEC reasonably considers necessary solely for the purposes of defending any claim by the Purchaser or any Group Company against GEC or another member of the GEC Group; or

      (D) to the extent GEC or any member of the GEC Group has a right (except any right which it has obtained solely by reason of the GEC Group's ownership of Group Companies) to make use of or divulge any confidential information relating to the Group Companies on any other account including, without limitation, in its capacity as a customer of or distributor for the Group Companies.

      (E)

5.5 GEC undertakes to procure that (except as provided in Clause 5.6 or as otherwise agreed in writing with the Purchaser) no members of the GEC Group will either solely or jointly with any other person, and whether directly or indirectly:

      (A) within the Territory for a period of 2 years from Completion carry on or as an owner be interested in any business, enterprise or venture materially competing with any of the businesses carried on by the Group Companies at the date of Completion ("the Businesses") which fall within the definition of the Restricted Business;

      (B) for a period of 2 years from Completion solicit, canvass or entice away (either on its own account or as the agent of any other person) the custom of any

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                                       4

           person, firm or company who was at any time during the period of two years immediately preceding Completion a client or customer of a Group Company for the purpose of offering to such client or customer goods or services similar to or materially competing with those of a Group Company in a Restricted Business;

      (C) for a period of 2 years from Completion solicit, canvass or entice away any Employee whose basic salary at the date of Completion is in excess of L30,000 and who is employed in a sales, technical, engineering or managerial capacity to leave the service or employment of any Group Company or any other member of the IFR Group whether or not such person would commit a breach of contract by reason of leaving service, provided that the foregoing restriction shall not apply to an Employee who responds to a public advertisement.

5.6 Nothing in this Agreement (but without prejudice to the express provisions of clauses 6.4 and 6.6) shall prevent any member of the GEC Group (or require GEC to prevent any member of the GEC Group) from:

      (A) carrying on any business carried on by the relevant member of the GEC Group at the date of this Agreement, or from developing or extending such business in such manner as it sees fit including, for such purpose, soliciting, canvassing or enticing away the custom of any person, firm or company provided that the primary purpose of such development or extension is not to enable the GEC Group to re-enter the Restricted Business;

      (B) establishing and carrying on any business consisting in whole or in part of the distribution of products for any third party, whether or not such products compete with any product offered by any Group Company, but so that this paragraph shall not operate to release any member of the GEC Group from any obligations it may have to any Group Company under any other agreement (including, without limitation, any exclusivity provisions under distribution agreements);

      (C) (i) acquiring any group, company or other entity or any business or undertaking (the "Acquired Entity") which carries on or comprises or includes a Restricted Business which competes with any of the Businesses operating within the Restricted Business (the "Competing Business"), provided that the turnover of the Competing Business has in the last complete financial year of the Acquired Entity prior to its acquisition by a member of the GEC Group represented less than 40 per cent. of the turnover of all the businesses carried on by the Acquired Entity (excluding turnover of businesses of the Acquired Entity which are excluded from the acquisition by the GEC Group so far as ascertainable from the last audited accounts of the Acquired Entity) , or (ii) thereafter from carrying on the Competing Business, or developing or extending the Competing Business in such manner as it sees fit provided in each case that the primary purpose of such acquisition, development or

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                                       5

           extension is not to enable the GEC Group to re-enter the Restricted Business. For the purposes of this paragraph (C), a group, company, other entity, undertaking or business shall be deemed to carry on or comprise or include any business which it owns directly or indirectly through one or more other companies, entities, undertakings or businesses; or

      (D) acquiring any shares listed on a recognised stock exchange not exceeding 10 per cent of the issued voting share capital of the relevant company, provided that the primary purpose of such acquisition is not to enable the GEC Group to re-enter the Restricted Business.

      "Restricted Business" means the manufacture and distribution of microwave and radio frequency test and measurement equipment and related services to the communications and printed circuit board industries as carried on by any Group Company at the date of this agreement, excluding equipment with self-testing capability and existing competing businesses within the GEC Group.

5.7 GEC confirms that it is not its intention to procure the termination at or within 6 months of Completion by GEC Group Companies of the agreements to which Disclosure Document 17-120 relates with Group Companies solely by reason of the change of control of the Group Companies.

5.8 Each undertaking contained in Clause 5.5 shall be construed as a separate undertaking and if one or more of the undertakings contained in such sub-Clause is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining undertakings shall continue to bind GEC.

5.9 If any undertaking contained in Clause 5.5 would be void as drawn but would be valid if the period of application were reduced or if some part of the undertaking were deleted, the undertaking in question shall apply with such modification as may be necessary to make it valid and effective.

5.10 GEC hereby grants and shall procure that each member of the GEC Group at the date hereof grants, with effect from Completion, a non-exclusive, irrevocable, non-transferable, royalty-free, perpetual worldwide licence to the Purchaser for the benefit of itself, each member of the IFR Group and each Group Company to use (which shall include the right to sub-contract) all Intellectual Property (except for the Names) and any confidential information or other know-how owned at Completion by any member of the GEC Group for the purpose for which it was used by any Group Company prior to the date of Completion and for the purpose of developing, manufacturing and selling any improvement, modification or adaptation of products manufactured or in the course of development at Completion. If the Purchaser, any member of the IFR Group or any Group Company wishes to extend the benefit of any of the rights granted to it pursuant to this clause 5.10, then it shall notify the Head of the GEC Patent Department in writing and GEC will promptly respond to such request and will not unreasonably refuse and shall procure that each member of the GEC

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                                       6

      Group shall not unreasonably refuse the grant of a licence on reasonable terms to a third party licensed by a Group Company to manufacture a product manufactured and sold by any such Group Company at Completion provided that GEC shall not be obliged to license or procure that the relevant member of the GEC Group licenses such third party where the third party intends to incorporate such product into another product, the sale or supply of which would or might compete with any business of the GEC Group at such time and provided further that GEC shall be obliged to grant or procure the grant of such licence where the third party manufacturer was licensed by a Group Company in circumstances where the Group Company did not know and did not have grounds to believe that the manufacture of the relevant product required a licence of such rights from a member of the GEC Group.

5.11 To the extent that GEC or any member of the GEC Group is aware that any registered Intellectual Property is subject to the licence granted pursuant to clause 5.10, then it shall use its reasonable endeavours not to allow any such registration to cease by virtue of non-payment of any renewal fees without first offering to assign the relevant Intellectual Property to the Purchaser and if the Purchaser requests an assignment GEC or the relevant member of the GEC Group shall take all reasonable steps necessary to effect such assignment at the cost of the Purchaser. If such Intellectual Property is assigned it shall be deemed to be included in the Intellectual Property licensed to the GEC Group pursuant to clause 6.4.

5.12 GEC and the Purchaser shall use their reasonable endeavours to ensure that the patent and registered trade mark files relating to the Intellectual Property owned by the Group Companies (including all relevant files relating to the prosecution of patent and registered trade mark applications and any disputes in relation to patents and registered trade marks and applications therefor) are transferred to the Purchaser in an orderly manner in the 6 month period following Completion and for such period, at the written request and expense of the Purchaser, GEC shall provide the services of the GEC Patent Department consistent with those services provided immediately prior to Completion. While any such file is in the possession of GEC, GEC shall, unless otherwise notified in writing, pay on behalf of the Purchaser any renewal or other official fees necessary to maintain in force any patent or registered trade mark or continue the prosecution of any application for patent or trade mark registration. The Purchaser shall promptly pay all reasonable costs of GEC in providing such services (including all such fees paid by GEC on behalf of the Purchaser) which may include assistance with existing disputes relating to the business of the Group Companies. GEC shall, at the request of the Purchaser, promptly deliver to the Purchaser to a site in the UK all relevant files and documents relating to the Intellectual Property owned by the Group Companies to the extent that such files and documents are not already in the possession of any of the Group Companies.

5.13 If either GEC or the Purchaser discovers at any time after Completion that any Group Company owns any Intellectual Property at the Completion Date which relates

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                                       7

      exclusively to any business carried on by the GEC Group prior to the Completion Date, it shall immediately notify the other.
      Thereafter, at the request and expense of GEC, the Purchaser undertakes to use its reasonable endeavours to procure the assignment of any such Intellectual Property to GEC or to a member of the GEC Group nominated by GEC.

5.14  (A)    The Purchaser shall give reasonable prior notice to GEC (with all relevant details) of any payment which is proposed to be made by a Group Company to any relevant executive of the Group Companies in satisfaction in whole or in part of any sum due to such executive by way of retention bonus or enhancement to the Management Bonus
             Scheme as detailed in Disclosure Document 17-81. If GEC is satisfied that the proposed payment is in accordance with such arrangements, it will forthwith reimburse the relevant Group
             Company the amount of the payment upon receipt of confirmation from the Purchaser that the payment has been made, provided that GEC's obligations under this sub-clause 5.14(A) shall not apply with respect to any payment of any management bonus payable to executives of Group Companies in the ordinary course.

      (B) GEC will pay Peter Smith's management bonus which falls due shortly after Completion. On Marconi (UK) being notified by GEC that payment has been made the Purchaser will procure that Marconi
             (UK) promptly reimburses such amount (excluding any retention element or enhancement attributable to the sale of the Shares) to GEC.

5.15  GEC undertakes that if:-

      (i) the Purchaser shall have first specifically identified to GEC those matters which it wishes to examine by reference to the Books and Records of the GEC Group for the purposes of managing the business of the Group; and

      (ii) the GEC Group has Books and Records which can reasonably be regarded as of assistance to the Purchaser in connection with the matters specified by it pursuant to paragraph (i) above; and

      (iii) the matters specified by the Purchaser pursuant to paragraph (i) above may reasonably be regarded as proper matters for investigation for the purposes of managing the business of the Group and have no connection with any dispute between any member of the GEC Group and any member of the IFR Group, whether such dispute has already commenced or is within the contemplation of the Purchaser (in which cases the normal rules of discovery will apply)

      GEC will itself, and will procure that each member of the GEC Group will, during the period of six years from the date of this Agreement provide to the Purchaser and any person authorised by the Purchaser such access to those Books and Records of the GEC Group as may reasonably be regarded as of assistance to the Purchaser in

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                                       8

      connection with the matters specified by it pursuant to paragraph
      (i) above. Access to the Books and Records of the GEC Group pursuant to this clause shall be given during normal business hours, upon reasonable notice having been given and subject to the giving of such undertakings as to confidentiality as GEC or the relevant GEC Group member may reasonably require. GEC will instruct the directors and employees or any relevant member of the GEC Group promptly to provide to the Purchaser or any person authorised by the Purchaser any further information or explanation (to the extent known to such directors or employees) which the Purchaser or any such person may reasonably request in connection with any relevant matter.

5.16 The Purchaser acknowledges that the dispute over the termination by Marconi (UK) of its distribution agreement with Marconi SpA has been settled by the deduction by Marconi SpA of L95,000 from sums owing by Marconi SpA to Marconi (UK) and by Marconi (UK)'s agreement to acquire stock from Marconi SpA at prices which may be in excess of net book value up to an aggregate excess amount of L15,000. GEC undertakes to pay the Purchaser by way of adjustment to the Aggregate Purchase Price (i) the amount of L95,000, within 3 working days of Completion, and (ii) promptly upon its being given all relevant details, the amount of any excess payment over net realisable value to Marconi SpA for stock up to an aggregate amount of L15,000. The Purchaser will procure that Marconi
      (UK) acknowledges that it will not take any action to recover from Marconi SpA the amount so deducted.

5.17 The Purchaser undertakes to procure that Marconi (UK) keeps GEC fully informed of all notices or other communications (written or oral) received by Marconi (UK) from the Scottish Office in connection with any possible requirement for the grant referred to in the disclosure in the Disclosure Letter under Warranty 10 to be repaid and that Marconi (UK) permits GEC the conduct on its behalf of all discussions and correspondence with the Scottish Office which may arise in connection with any such possible requirement. In the event that Marconi (UK) is required to repay the whole or any part of the amount of such grant received by it, GEC undertakes to the Purchaser to reimburse Marconi (UK) forthwith the amount of any repayment of such grant made by Marconi (UK) to the Scottish Office.

6.    PURCHASER'S AND GUARANTOR'S WARRANTIES AND UNDERTAKINGS

6.1 Each of the Purchaser and the Guarantor warrants to GEC that in respect of itself:-

      (A) it has the requisite power and authority to enter into and perform this Agreement and all or any other documents to be executed by it and delivered at Completion in accordance with this Agreement;

      (B) this Agreement constitutes and all or any other documents executed by it which are to be delivered at Completion will, when executed, constitute obligations binding on it; and

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                                       9

      (C) the execution and delivery of, and the performance by it of its obligations under this Agreement will (or with the giving of notice or lapse of time or both would) not:-

           (i) result in a breach of a statutory provision or regulation applicable to it of any provision of its memorandum or articles of association or other constitutional documents;

           (ii) result in a breach of any order, judgment or decree of any court or governmental agency to which it or any member of the Purchaser's Group is a party or by which it or any member of the Purchaser's Group is bound; or

           (iii)  require the consent of its shareholders;

      and the Guarantor further warrants to GEC that it owns, directly or indirectly, all the issued share capital of the Purchaser and is the "ultimate parent entity" of the Purchaser within the meaning of Rule
      801.1 promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

6.2 The Purchaser undertakes to use its reasonable endeavours to procure that, as soon as reasonably practicable following Completion or (in the case of any GEC Security of which GEC has not informed the Purchaser in writing on or prior to the date hereof) as soon as reasonably practicable after the Purchaser becomes aware of such GEC Security, GEC and each other member of the GEC Group is released from the GEC Securities and undertakes to hold GEC, for itself and as trustee for its subsidiaries and the relevant members of the GEC Group indemnified and to keep it and them indemnified from and against all actions, claims, proceedings, loss, damage, payments, costs or expenses incurred by GEC or any member of the GEC Group in relation to or arising out of any such GEC Securities.

6.3   (A)  The Purchaser acknowledges that the Names are and shall remain the property of the GEC Group and that nothing in this Agreement shall transfer or operate as an agreement to transfer any right, title or interest in any of the Names to the Purchaser.

      (B) The Purchaser will comply with, and procure the compliance by all the Group Companies with, the provisions of Schedule 7. Subject as provided in Schedule 7, the Purchaser undertakes that it shall not and shall procure that no Group Company nor any other member of the Purchaser's Group shall at any time after the period of nine months commencing at Completion make any use of any trade marks or business or corporate names consisting of or incorporating any of the Names and/or any trade mark or business or corporate name confusingly similar thereto in relation to any goods or services. The Purchaser shall indemnify and hold harmless GEC and all members of the GEC Group for any loss or damage of whatsoever nature

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                                       10

           which arises out of the use by the Group Companies of any of the Names after Completion.

6.4 Subject to the provisions of clause 5.5, the Purchaser hereby grants and shall procure that each of the Companies and their subsidiaries or subsidiary undertakings at the date hereof (the "Present Group") grants, with effect from Completion, a non-exclusive, irrevocable, non-transferable, royalty-free, perpetual worldwide licence to GEC for the benefit of itself and each GEC Group Company to use (which shall include the right to sub-contract) for the purpose of the business of each GEC Group Company at the date hereof all Intellectual Property and any confidential information or other know-how owned at Completion by any of the Group Companies for the purpose for which it was used by any GEC Group Company prior to the date of Completion and for the purpose of developing, manufacturing and selling any improvement, modification or adaptation of products manufactured or in the course of development at Completion. If any member of the GEC Group wishes to extend the benefit of any of the rights granted to it pursuant to this clause 6.4, then it shall notify the Purchaser in writing and the Purchaser will promptly respond to such request and will not unreasonably refuse and shall procure that the Present Group or such other member of the IFR Group that owns such Intellectual Property shall not unreasonably refuse the grant of a licence on reasonable terms in respect of any such extension to a third party licensed by a member of the GEC Group to manufacture a product manufactured and sold by any member of the GEC Group at Completion provided that the Purchaser shall not be obliged to license or procure a licence to such third party where the third party intends to incorporate such product into another product, the sale or supply of which would or might compete with any business of the IFR Group at such time and provided further that the Purchaser shall be obliged to grant or procure the grant of such licence where the third party manufacturer was licensed by a member of the GEC Group in circumstances where the member of the GEC Group did not know and did not have grounds to believe that the manufacture of the relevant product required a licence of rights owned at Completion by a Group Company.

6.5 To the extent that the Purchaser or any Group Company is aware that any registered Intellectual Property is subject to the licence granted pursuant to clause 6.4 then it shall use its reasonable endeavours not to allow any such registration to cease by virtue of non-payment of renewal fees without first offering to assign the relevant Intellectual Property to GEC and if GEC requests an assignment the Purchaser or any relevant Group Company shall take all reasonable steps necessary to effect such assignment at the cost of GEC. If such Intellectual Property is assigned, it shall be deemed to be included in the Intellectual Property licensed to the Purchaser, any member of the IFR Group or to any of the Group Companies pursuant to clause 5.10.

6.6 Subject to clause 5.5, the Purchaser hereby grants and shall procure that each member of the Present Group grants, with effect from Completion, a non-exclusive, irrevocable, royalty-free, perpetual licence to GEC for the benefit of itself and any other member of the GEC Group at the date hereof to use all rights under any patent
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                                       11

      or patent application (or any patent derived therefrom) owned by any member of the Group at Completion for the purpose of carrying on any business which does not compete with the businesses of the Group, it being understood that any use of such rights for the purpose of carrying on business which at the time the use commences does not compete with the business of the Group may continue notwithstanding that the business of the Group changes such that the business carried on competes with such business. Any licence granted shall not include the right to sub-license but shall be transferable to a purchaser (whether by shares or assets) of all or a substantial part of any business using any or all of such patent rights to the extent that such rights are used at such time.

6.7 If either GEC or the Purchaser discovers at any time after Completion that any GEC Group Company owns any Intellectual Property at the Completion Date which relates exclusively to any business carried on by the Group prior to the Completion Date, it shall immediately notify the other. Thereafter, at the request of the Purchaser, GEC undertakes, at its expense, to use its reasonable endeavours to procure the assignment of any such Intellectual Property to the member of the Purchaser's Group nominated by the Purchaser. Nothing in this clause 6.7 shall be deemed to deprive the Purchaser of any claim it may have against GEC for breach of any Warranties concerning Intellectual Property.

6.8   The Purchaser further warrants to GEC as follows:

      (A) The Purchaser is purchasing the Shares partly for the Purchaser's own account and partly for the account of another member of the IFR Group for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Neither the Purchaser nor any other member of the IFR Group has any present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than the Purchaser or another member of the IFR Group has or will have following Completion, any beneficial ownership of any of the Shares;

      (B) The Purchaser is a sophisticated investor having such knowledge and experience that it is capable of protecting its own interests in connection with purchase of the Shares.

      (C) At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares;

      (D) The Purchaser understands that the Shares have not been registered under the Securities Act or qualified under applicable state securities laws or exemptions from such registration and qualification requirements are available and may not be offered, sold or otherwise disposed of in violation of the registration requirements of the Securities Act or any state securities law.

6.9 The Purchaser undertakes itself to, and to procure that each Group Company shall, provide to GEC and any person authorised by GEC for six years from Completion such access during normal business hours to the premises and all the Books and Records and title deeds of the Group as GEC or any person authorised by GEC may reasonably require in connection with the conduct of the business of the GEC Group or the previous ownership of the Group by the GEC Group upon reasonable notice and subject to giving such undertakings as to confidentiality as the Purchaser or the relevant Group Company may reasonably require and the Purchaser or the relevant Group Company will instruct its directors and employees to give promptly all information and explanations to GEC or any person authorised by GEC as they may reasonably request in connection therewith.

6.10 As indicated in Clause 5.3, the Purchaser acknowledges directors and Employees of Group Companies have been involved in matters relating to GEC's proposals for the sale of the Shares. The Purchaser acknowledges no charges in respect of any time spent by such directors or Employees shall be made to GEC or any other member of the GEC Group. GEC acknowledges that it will be responsible for the payment of any fees, costs and/or expenses due to any professional advisers in relation to GEC's proposals for the sale of the Shares and to the extent that any such fees, costs and/or expenses have been invoiced to a Group Company, GEC will pay the same or (if they have already been paid) forthwith reimburse the relevant Group Company.

6.11 The Purchaser acknowledges that it is aware that the payment of the Pre-Sale Dividend and related capital reorganisation of Marconi (UK), details of which are set out in Schedule 12, has occurred and undertakes that it will not and will procure that no member of the Group or the IFR Group shall take any steps to challenge the validity or enforceability thereof. If any successful challenge is made to the Pre-Sale Dividend or related capital reorganisation of Marconi (UK), such that the whole or any part of the Pre-Sale Dividend or other amounts specified in Schedule 12 has to be repaid to Marconi (UK), the Purchaser will pay to GEC, as additional consideration for the sale of the Shares, a sum equal to that part of the Pre-Sale Dividend or other specified payment so repaid less
      (i) any reasonable costs and expenses (including taxes) of the Purchaser and Marconi (UK) incurred as a result of or in connection with such a challenge or repayment and (ii) an amount equal to the amount of any claim for breach of any of the Warranties contained in paragraph 9.2 of schedule 3 which has either been accepted as a liability by GEC or which has been determined by a court of competent jurisdiction to be payable by GEC or which the Purchaser is bona fide able to show reasonable grounds for its belief that GEC is liable for the amount of such claim and has been advised by leading counsel of at least 10 years call that it would have reasonable prospects of success were it to pursue such claim in legal proceedings provided that if GEC is subsequently found not to be liable for such claim, the Purchaser shall immediately refund to GEC the amount deducted, together with interest from the date on which the payment would have been due had the deduction not been made.

6.12 The Purchaser hereby confirms and undertakes to GEC that it has prior to Completion made an offer to Peter Smith to employ him as from Completion on overall terms (excluding pension terms) economically the same as or better than those on which he was immediately prior thereto employed.

6.13 The Purchaser acknowledges that GEC has no liability under the Tax Covenant or otherwise in respect of any tax which may fall to be payable in respect of payments received from Rohde & Schwarz since the Accounts Date.

7.    PURCHASER'S REMEDIES AND GEC'S LIMITATIONS ON LIABILITY

7.1 The Purchaser's right to claim that a Warranty has been breached shall be limited as set out in clause 7.2 and in Schedule 4, and no liability shall attach to GEC in respect of claims under the Warranties or the Tax Covenant, as the case may be, if and to the extent that such limitations apply.

7.2 The Purchaser shall not be entitled to claim that any fact causes any of the Warranties to be breached if it was fairly disclosed or deemed to be disclosed in the Disclosure Letter or on the face of any document delivered with or referred to in the Disclosure Letter. Notwithstanding the foregoing GEC acknowledges that the Purchaser's right to claim under the Tax Covenant or the Environmental Undertaking shall not be affected or restricted by any disclosure in the Disclosure Letter or documents delivered with or referred to in it.

7.3 If, following Completion, the Purchaser becomes aware that there has been any material breach of the Warranties or any other term of this Agreement, the Purchaser shall not be entitled to treat this Agreement as terminated but shall, in accordance with the provisions of paragraph 5 of
      Schedule 4, be entitled to claim damages under this Agreement.

7.4 Each of the parties acknowledges that the restrictions contained in clauses 5.4 and 17 shall continue to apply after the completion of the sale and purchase of the Shares under this Agreement without limit in time.

8.    GUARANTEE

8.1 In consideration of GEC agreeing to sell the Shares on the terms set out in this Agreement, the Guarantor hereby unconditionally and irrevocably guarantees to GEC as a primary obligor and notwithstanding any want of authority, invalidity or other defect the due and punctual performance and observance by the Purchaser of all of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it and agrees to indemnify GEC in respect of any breach by the Purchaser of any of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it. The liability of the Guarantor under this Agreement or any other document referred to in it shall not be released or diminished by any variation of the terms of this Agreement or any other document referred to in it (whether or not agreed by the Guarantor), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

8.2 If and whenever the Purchaser defaults for any reason whatsoever in the performance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to this Agreement or any other document referred to in it, the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement or any other document referred to in it and so that the same benefits shall be conferred on GEC as would have been received if such obligation, commitment or undertaking had been duly performed and satisfied by the Purchaser.

8.3 This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations of the Purchaser shall have been performed or satisfied regardless of the legality, validity or enforceability of any provisions of this Agreement and notwithstanding the winding-up, liquidation, dissolution or other incapacity of the Purchaser or any change in the status, control or ownership of the Purchaser. This guarantee is in addition to, without limiting and not in substitution for, any rights or security which GEC may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of the Purchaser under or in connection with this Agreement or any other document referred to in it.

8.4 As a separate and independent stipulation, the Guarantor agrees that any obligation, commitment or undertaking expressed to be undertaken by the Purchaser (including, without limitation, any moneys expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Purchaser by reason of any legal limitation, disability or incapacity on or of the Purchaser or any fact or circumstance (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

8.5 If the Guarantor shall at any time after the date of this Agreement cease to be the ultimate holding company of the Purchaser as a result of a reorganisation of the IFR Group, GEC may require that the Guarantor and the Purchaser procure such company as has become the ultimate holding company of the Purchaser to assume (subject to the satisfaction of such conditions precedent as GEC may reasonably require) all the liabilities of the Guarantor hereunder and to enter into such documentation as GEC may reasonably require in this connection. The Guarantor and the Purchaser jointly and severally undertake to GEC to provide all such co-operation and take all such steps as GEC may reasonably request for the purposes of giving effect to this clause.

9.    PATENT MATTERS

      In this clause:-

      "Cross Licence"                  means an agreement which involves (a)
                                       the licensing by GEC of all or a
                                       substantial part of the patent rights
                                       of the GEC Group in a field or relating
                                       to a specific period of time to another
                                       company or group ("the other party");
                                       and (b) the licensing by the other
                                       party of all or a substantial part of
                                       its patent rights in a field or
                                       relating to a specific period of time
                                       to the GEC Group

      "Deed of Assignment"             means the deed dated 5th February, 1998
                                       in which Marconi (UK) agreed to assign
                                       certain rights to GEC;

      "FN and FM Matters"              means the matters relating to the
                                       alleged infringement by and possible
                                       licensing of the FN and FM Patents to
                                       Hewlett Packard disclosed in paragraph
                                       18.5(K) of the Disclosure Letter (and
                                       associated Disclosure Documents)

      "Hewlett Packard"                means Hewlett Packard Company and any
                                       of its subsidiaries, affiliates or
                                       associated companies

      "HP Claims"                      means any claims made by Hewlett
                                       Packard relating to Hewlett Packard
                                       patents identified in paragraphs
                                       18.4(F), (G), (H), (I), (K), (L) and
                                       (O) of the Disclosure Letter (and
                                       associated Disclosure Documents) or
                                       which:

                                       (i)   relate to a patent subsisting at
                                             Completion that covers products
                                             sold or processes used by a Group
                                             Company prior to Completion; and

                                       (ii)  are initiated or brought for the
                                             first time within twelve months
                                             of the later of

                                             Completion and the date of issue
                                             of any proceedings against Hewlett
                                             Packard alleging infringement of
                                             any of the FN or FM patents

      "Infringer"                      shall have the meaning given to it in
                                       clause 9.10

      "Infringer Claim"                means any claims made against any
                                       member of the IFR Group or a Group
                                       Company by an Infringer which:

                                       (i)   relate to a patent subsisting at
                                             Completion that covers products
                                             sold or processes used by a Group
                                             Company prior to Completion; and

                                       (ii)  are initiated or brought for the
                                             first time after GEC has taken
                                             conduct or proceedings in
                                             accordance with clause 9.10 and
                                             communicated with an Infringer in
                                             relation to the FN and FM Patents

      "MI Field"                       means testing and measuring equipment
                                       and/or systems for calibrating, testing
                                       or monitoring the output and
                                       performance of electrical, electronic
                                       or telecommunications products or
                                       components of the same

      "Net Receipts"                   means all sums paid by an Infringer or
                                       existing licensee after the date hereof
                                       (excluding, for the avoidance of doubt,
                                       Hewlett Packard) relating to the
                                       enforcement or licensing of the FN and
                                       FM Patents whether by way of damages,
                                       account of profits, up front payment or
                                       periodic licence fees or royalty,
                                       contribution towards costs, expenses or
                                       otherwise less all reasonable costs
                                       incurred after Completion and paid by
                                       the person with conduct of the
                                       negotiations or litigation against the
                                       Infringer to external lawyers, patent
                                       agents (internal or external),
                                       accountants or experts directly
                                       attributable to the enforcement or
                                       licensing of such rights.

      HEWLETT PACKARD

9.1 GEC hereby indemnifies and shall keep indemnified the Purchaser and any member of the IFR Group and any of the Group Companies against all costs, claims, losses, damages arising out of any of the HP Claims, subject to the provisions of clauses 9.2 to 9.8 and without limitation compliance by the Purchaser, the IFR Group and the Group Companies of the undertakings and obligations set out in clause 9.3 and 9.5.

9.2 Subject to clause 9.7, GEC shall have sole conduct of the HP Claims, but shall keep the Purchaser regularly informed of all substantive matters relating to the HP Claims.

9.3 The Purchaser undertakes that it shall not, and shall procure that the Group Companies do not, directly or indirectly communicate with Hewlett Packard in relation to the HP Claims or FN and FM Matters and undertakes not to grant a licence to Hewlett Packard under the FN and FM Patents without the consent of GEC.

9.4 The Purchaser shall at the cost of GEC use its best endeavours to procure that GEC (or such other company within the GEC Group nominated by GEC) is granted all rights and given all consents necessary to enforce the FN and FM Patents against Hewlett Packard in the name of the registered proprietor of such patents. Nothing in this clause 9.4 shall oblige the Purchaser to assign or procure the assignment of any of the FN or FM Patents to GEC or any member of the GEC Group.

9.5 The Purchaser shall procure that GEC is provided with all reasonable assistance from relevant personnel within the Group Companies in relation to the enforcement of the FN and FM Patents against or licensing of the FN and FM Patents to Hewlett Packard or the defence or settlement of the HP Claims consistent with the assistance provided to GEC Patent Department prior to Completion. GEC shall pay all reasonable costs associated with the provision of such assistance.

9.6 Subject to clause 9.7, the Purchaser shall or shall procure that the proprietor of the FN and FM Patents shall, at the request and cost of GEC, either grant a licence to Hewlett Packard under the FN and FM Patents or grant to GEC the right to grant Hewlett Packard a sub-licence under the FN and FM Patents.

9.7 GEC shall not and shall procure that no member of the GEC Group shall settle any dispute with Hewlett Packard relating to the alleged infringement of the FN and FM Patents unless (i) it uses its reasonable endeavours to secure for the benefit of the businesses of the Group Companies carried on at Completion in the MI Field a licence under any patent that is the subject of an HP Claim at the date of any settlement; or (ii) where the proposed settlement is a Cross Licence, GEC shall procure that the licence granted by Hewlett Packard includes a licence for the benefit of the businesses of the Group Companies carried on at Completion in the MI Field. If, after having used the reasonable endeavours referred to in (i) above, GEC proposes to conclude a settlement with Hewlett Packard that does not involve the licence contemplated by (i) above, then it shall notify the Purchaser of the proposed settlement and take account of all reasonable comments made by it in relation to the proposed settlement. Nothing in this clause shall affect GEC's right to require, where it has sole conduct pursuant to clause 9.2, that any action against Hewlett Packard is pursued to a trial or other formal determination by a court of competent jurisdiction.

9.8 GEC shall be entitled to all sums paid by Hewlett Packard which relate to the enforcement or licensing of the FN and FM Patents after the deduction of all reasonable costs incurred by any of the Group Companies and not reimbursed pursuant to clause 9.5 whether paid by way of damages, account of profits, up-front payment or periodic licence fees or royalty, contribution towards costs, expenses or otherwise and whether such sums are paid to GEC or to any of the Group Companies. Where any such sum is payable to any of the Group Companies by Hewlett Packard the Purchaser shall procure that (at GEC's option), all necessary steps are taken to ensure that such sums are paid direct to GEC or that such sums are paid over to GEC immediately after receipt and after deduction of the costs as aforesaid. GEC's entitlement under this clause 9.8 to sums paid by Hewlett Packard arises only to the extent that GEC does not have an existing right to the sums in question by virtue of the Deed of Assignment.

      OTHER FN/FM CLAIMS

9.9 The Purchaser shall use its reasonable endeavours to prevent any third party other than Hewlett Packard infringing or making unauthorised use (or continuing to infringe or make unauthorised use) of the FN and FM Patents, including the investigation of alleged infringers notified to the Purchaser by GEC.

9.10 If within six months of being notified by GEC the Purchaser does not commence or procure the commencement of proceedings against an alleged infringer of the FN and FM Patents in circumstances where GEC has notified the Purchaser that it has reasonable grounds for believing that the FN and FM Patents are being infringed, then GEC shall have the right to commence proceedings against such alleged infringer (and if necessary to do so in the name of the Purchaser or the proprietor of the FN and FM Patents at the relevant time). If GEC notifies the Purchaser that it intends to pursue such alleged infringer (the "Infringer") then subject to clause 9.13, GEC shall have the sole conduct of such proceedings, but shall keep the Purchaser regularly informed of all substantive matters relating to them. The Purchaser shall at GEC's cost use its best endeavours to procure that GEC (or such other company within the GEC Group nominated by GEC) is granted all rights and given all consents necessary to enforce the FN and FM Patents in the name of the registered proprietor of such patents. Nothing in this clause 9.10 shall oblige the Purchaser to assign or procure the assignment of any of the FN or FM Patents to GEC or any member of the GEC Group. After GEC has assumed conduct of any proceedings, the Purchaser shall not and shall procure that Group Companies do not directly or indirectly communicate with the Infringer concerning the FN and FM Patents.

9.11 The Purchaser shall procure that GEC is provided with all reasonable assistance from relevant personnel within Group Companies in relation to the enforcement of the FN or FM Patents against or the licensing of the FN or FM Patents to the Infringer consistent with the assistance provided to the GEC Patent Department in similar circumstances prior to Completion. GEC shall pay all reasonable costs associated with the provision of such assistance.

9.12 Subject to clause 9.13, the Purchaser shall, at the request and cost of GEC, either grant a licence to the Infringer under the FN and FM Patents or grant to GEC the right to grant the Infringer a sub-licence under the FN and FM Patents.

9.13 GEC shall not and shall procure that no member of the GEC Group shall settle any dispute with an Infringer relating to the alleged infringement of the FN and FM Patents unless (i) it uses its reasonable endeavours to secure for the benefit of the businesses of the Group Companies carried on at Completion in the MI Field a licence under any patent that is the subject of an Infringer Claim at the date of any settlement; or (ii) where the proposed settlement is a Cross Licence, GEC shall procure that the licence granted by an Infringer includes a licence for the benefit of the businesses of the Group Companies carried on at Completion in the MI Field. If, after having used the reasonable endeavours referred to in
      (i) above, GEC proposes to conclude a settlement with the Infringer that does not involve the licence contemplated by (i) above, then it shall notify the Purchaser of the proposed settlement and take account of all reasonable comments made by it in relation to the proposed settlement. Nothing in this clause shall affect GEC's right to require, where it has conduct pursuant to clause 9.10, that any action against an Infringer is pursued to a trial or other formal determination by a court of competent jurisdiction.

9.14 GEC and the Purchaser shall each be entitled to 50 per cent. of Net Receipts, whether the Infringer is pursued by the Purchaser or by GEC.
      It is acknowledged that in the event that any proceedings taken against an Infringer are unsuccessful, the party with conduct of the proceedings shall not be entitled to claim a contribution for any costs incurred from the other but such costs shall be deductible by the said party from Net Receipts received under a settlement made with, or an award of court made against, any other subsequent Infringer. In the event that an Infringer pays to any member of the GEC Group or any member of the IFR Group (including any Group Company) any sum relating to the enforcement or licensing of the FN or FM Patents, then GEC or the Purchaser (as appropriate) shall procure that 50 per cent. of the Net Receipts is paid promptly to the other. GEC's entitlement to Net Receipts under this clause 9.14 arises only to the extent that it does not have an existing right to the amounts in question by virtue of the Deed of Assignment.

9.15 GEC shall indemnify the Purchaser and all members of the IFR Group and the Group Companies against all costs, claims, losses or damages arising out of any Infringer Claim subject to the provisions of clauses 9.9 to
      9.14 and without limitation compliance by the Purchaser, the IFR Group and the Group Companies with their undertakings and obligations set out in clauses 9.10 and 9.11.

     GENERAL

9.16 The provisions of clauses 9.1 and 9.15 shall take effect subject to paragraph 1 of Schedule 4 and the following additional paragraphs of
      Schedule 4: Paragraph 4: (Conduct of Litigation); Paragraph 5: (No Liability If Loss Is Otherwise Compensated For); Paragraph 6: (Acts of Purchaser): except that there shall be no exclusion from the ambit of the indemnity in relation to the continued manufacture of products or use of processes after Completion which were carried on prior to Completion; Paragraph 7: (Allowance, Provision or Reserve in the Accounts); and Paragraph 11: (No Liability For Contingent Or Non-Quantifiable Claims). In the event of an inconsistency between Schedule 4 and the provisions of this clause 9, then the provisions of this clause 9 shall prevail.

9.17 In the event that any provision of this clause 9 is alleged or held to be invalid, illegal or unenforceable by any Court or competent authority then the parties shall negotiate in good faith such other agreement as achieves the equivalent effect and, without limitation, the parties shall, at the request and cost of GEC, consider (a) assignment of the FN and FM Patents and/or the right to bring proceedings in relation to such patents to GEC so that any action against Hewlett Packard and/or any Infringer may be commenced by GEC; or (b) the grant of such additional rights under the FN and FM Patents as may be necessary to enable GEC to litigate in its own name and, in any event, the commencement and conduct of any litigation shall take account of the structure that will ensure that Hewlett Packard and/or any Infringer pays damages in respect of all loss or damage of whatsoever nature suffered by either the GEC Group or the Group Companies.

9.18 Nothing in this clause 9 shall prevent the Purchaser or any Group Company assigning the FN and FM Patents (i) to any member of the IFR Group, for as long as such company remains a member of such group and in the event that such member of the IFR Group leaves the IFR Group then the Purchaser shall procure that such member assigns the FN and FM Patents to a member of the IFR Group; and (ii) to a purchaser of a substantial part of the business of the Group Companies which uses the FN and FM Patents, provided that such purchaser (a) agrees to assume the obligations of the Purchaser under this clause 9; and (b) undertakes promptly to enter into a direct covenant or contractual arrangement with GEC in terms equivalent to the provisions of this clause 9. Save as aforesaid, the Purchaser shall procure that the FN and FM Patents are not assigned to a third party without first offering for assignment the FN and FM Patents to GEC on no less favourable terms and in any event the Purchaser shall procure that any assignee of the FN and FM Patents enters into a direct contractual arrangement with GEC in terms equivalent to the provisions of this clause 9. In such circumstances assignment of the FN and FM Patents to a third party shall not release the Purchaser and Group Companies from their obligations under clause 9.5 and 9.11 or GEC of its obligations to the Purchaser or any Group Company under clauses 9.1 and 9.15 provided that the scope and extent of the indemnities are not extended by such assignment.

9.19 GEC shall indemnify the Purchaser or any member of the IFR Group for any tax paid by it in relation to sums paid by Hewlett Packard and received by any member of the GEC Group in relation to any claim relating to any infringement or alleged infringement of the FN and FM Patent, save to the extent that the quantum of such tax has been increased as a result or consequence of an assignment of the FN and FM Patents pursuant to clause
      9. 18(i). Where any member of the IFR Group is required to pay tax in relation to the 50 per cent. of Net Receipts received by any member of the GEC Group, then: (a) if GEC is not obligated to pay any tax with respect to its share, then GEC shall reimburse the IFR member for any such tax; and (b) if GEC is obligated to pay tax with respect to its share, then GEC and IFR shall negotiate in good faith an equal sharing of the tax paid by the member of the IFR Group on the GEC 50 per cent. of Net Receipts.

10.   PENSION ARRANGEMENTS

      Each of GEC and the Purchaser shall comply with Parts A and B of Schedule
      5.

11.   REAL PROPERTY AND ENVIRONMENTAL UNDERTAKINGS

      Each of GEC and the Purchaser shall comply with Parts A and B of
      Schedule 6.

12.   REMEDIES AND WAIVERS

12.1 No delay or omission on the part of either party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:-

      (A)  impair such right, power or remedy; or

      (B)  operate as a waiver thereof

      except in respect of any right, power or remedy exercisable by the Purchaser under the provisions relating to limitations on liability under the Warranties as set out in clause 7 and Schedule 4.

12.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.3 Rights, powers and remedies arising under this Agreement are cumulative and (subject as provided in clause 7.3 and paragraph 5 of Schedule 4) not exclusive of any other rights, powers and remedies provided by law.

13.   ASSIGNMENT

13.1 This Agreement and the benefits (including the Warranties) and obligations under it and any part of it shall not be assignable by the Purchaser except that the Purchaser may, upon giving written notice to GEC, assign the benefit (but not the burden) of this Agreement (i) by way of security to a lender to whom security is given over the Shares or (ii) to a member of the IFR Group, if the terms of any such assignment provide:-

      (A) (in the case of any such assignment under sub-paragraph (ii) above) that the assignee remains a member of the IFR Group and that before the assignee ceases to be a member of the IFR Group, the Purchaser will procure that the benefit of this Agreement is assigned to the Purchaser or (upon giving further written notice to GEC) to another company within the IFR Group (any such further assignment to be subject to the same conditions as above); and

      (B) (in the case of any such assignment under sub-paragraph (i) or (ii) above), that if the liability of GEC shall be increased by reason of such assignment, the assignee shall be entitled to claim against GEC only such amount as would equal GEC's liability had no assignment taken place.

13.2 This Agreement and the benefits and obligations under it and any part of it shall not be assignable by GEC except that GEC may, upon giving written notice to the Purchaser assign the benefit (but not the burden) of this Agreement to a member of the GEC Group provided that:-

      (A)  any such assignee remains a member of the GEC Group; and

      (B) before such assignee ceases to be a member of the GEC Group, GEC will procure that the benefit of this Agreement is assigned to GEC or (upon giving further written notice to the Purchaser) to another company within the GEC Group (any such further assignment to be subject to the same conditions as above); and

      (C) if the liability of the Purchaser shall be increased by reason of such assignment, the assignee shall be entitled to claim against the Purchaser only such amount as would equal the Purchaser's liability had no assignment taken place.

13.3 The Warranties shall continue to have effect for all purposes in relation to a Group Company notwithstanding that such Group Company has ceased to be owned by a member of the IFR Group (a "Group Cessation"), provided that the liability of GEC in respect of any claim under the Warranties made after a Group Cessation shall not exceed the amount of the liability (if any) which it would have had in respect of such claim had the claim been made before a Group Cessation and provided further that this clause 13.3 shall not impair or affect in any way the restrictions on assignment under clause 13.1.

14.   FURTHER ASSURANCE

14.1 Each of the parties shall from time to time, on being required to do so by the other, now or at any time in the future, execute or procure the execution of all such documents in a form satisfactory to the party concerned as the parties may, in each such case, reasonably consider necessary for giving full effect to this Agreement and securing to the Purchaser or GEC (as the case may be) the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

      SEEBECK EFFECT MICROWAVE POWER SENSOR

14.2 GEC confirms that the Intellectual Property which arose directly out of the funding by Marconi Instruments Limited of the research documented in Report 16571B (June 1980) and commissioned in subsequent related purchase orders and which specifically related to the deliverables under these arrangements are owned by Marconi Instruments Limited. At the request of the Purchaser, GEC shall procure a confirmatory assignment of such rights to the Purchaser (or a nominated member of the IFR Group), subject to any third party rights (if any). Without limiting the provisions of clause 6.4, the Purchaser shall procure the grant of a licence of such Intellectual Property to GEC for research and development and will not unreasonably withhold its consent to the extension of such licence on reasonable terms.

      GALLIUM ARSENIDE MONOLITHIC MICROWAVE INTEGRATED CIRCUITS

14.3 GEC Marconi Limited has or is in the process of conducting the following work funded by MI (and managed by GEC - Marconi Materials Technology Limited, a GEC Group company): HBT Modulators Report (August 1997), IQ Modulators Reports (July and August 1997) and study of GaAs MMICs for Electronic Attenuators (commenced December 1997) (together "the Projects"). GEC confirms that the Intellectual Property which has been or will be developed and which directly arises out of the funding by Marconi Instruments Limited of the Projects and which specifically relates to deliverables under these arrangements are and will be owned by Marconi Instruments Limited. At the request of the Purchaser, GEC shall procure a confirmatory assignment of such present and future rights to the Purchaser (or a nominated member of the IFR Group), subject to any third party rights (if any). Without limiting the provisions of clause 6.4, the Purchaser shall procure the grant of a licence of such Intellectual Property to GEC-Marconi Limited for research and development and will not unreasonably withhold its consent to the extension of such licence on reasonable terms. It is agreed that the letter dated 3rd February 1998 from GEC-Marconi to Marconi Instruments Limited shall have no effect and is superseded by the provisions of this clause 14.3.

15.   ENTIRE AGREEMENT

15.1 This Agreement, the Tax Covenant, the Disclosure Letter and any other documents referred to in this Agreement constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares and, save to the extent expressly set out in this Agreement, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing relating thereto.

15.2 Each party acknowledges that save to the extent expressly set out in this Agreement, in entering into this Agreement, the Tax Covenant, the Disclosure Letter and any other documents referred to in this Agreement on the terms set out therein, it is not relying as against the other party upon any agreement, undertaking, representation, warranty, promise, assurance or arrangement made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement (including without limitation any statement made, information given or opinion expressed in the Information Memorandum, the KPMG Report or in any Disclosure Document) or any warranty or condition implied by statute or otherwise and no representations or warranties are given by GEC save for the Warranties but so that this clause shall be without prejudice to any rights which the Purchaser may have against KPMG in respect of the KPMG Report.

15.3 Neither of the parties shall have any right of action against the other party to this Agreement arising out of or in connection with any agreement, undertaking, representation, warranty, promise, assurance or arrangement referred to in sub-clause 15.1 or 15.2 above (except in the case of fraud and save to the extent expressly set out in this Agreement).

15.4 The parties have entered into this Agreement in reliance on the express terms hereof. In the event of either GEC or the Purchaser proving that in entering into this Agreement or fulfilling its obligations hereunder it has acted in reliance on a statement fraudulently made by the other or would have acted differently but for the fraudulent withholding of information by the other, the parties acknowledge that the provisions of this Agreement shall have effect only to the extent consistent with applicable law and shall not limit in any way the rights of GEC or the Purchaser (as the case may be) against the other in respect of such statement or withholding of information.

16.   NOTICES

16.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall, unless expressly stated otherwise, be in writing, other than writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purposes of this clause.

16.2  (A)  Any such notice or other communication shall be addressed as provided in sub-clause 16.3 and sent by personal delivery or by first class post or airmail (if to an overseas address).

      (B) In the absence of evidence of earlier receipt, a notice or other communication is deemed given or made:

           (i) if sent by personal delivery, when left at the address specified in clause 16.3;

           (ii) if sent by first class post, two Business Days after it is posted; or

           (iii)  if sent by airmail, five Business Days after it is posted

           Provided that if, in accordance with the above provisions, any such notice or other communication is given or made outside
           Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

16.3 The relevant addressee and address of each party for the purposes of this Agreement, subject to sub-clause 16.4, are:-

           NAME OF PARTY   ADDRESSEE               ADDRESS
           -------------   ---------               -------

      1.   GEC             Company Secretary       1 Stanhope Gate,
                                                   London, W1A 1EH

                                                   from 1st March, 1998
                                                   1 Bruton Street,
                                                   London
                                                   W1

           with a copy to  N. Boardman/F. Murphy   Slaughter and May
                                                   35 Basinghall Street
                                                   London
                                                   EC2V 5DB

      2.   The Purchaser   The Managing Director   c/o Marconi Instruments
                                                   Longacres House
                                                   Norton Green Road
                                                   Stevenage
                                                   Hertfordshire
                                                   SG1 2BA
           with a copy to  A.N. Drake              Boodle Hatfield,
                                                   61 Brook Street,
                                                   London W1Y 2BL

      3.   The Guarantor   The Chief Executive     10200 West York Street,
                           Officer                 Wichita,
                                                   Kansas 67215-8999,
                                                   U.S.A.

           with a copy to  H. Sorensen             Foulston & Siefkin L.L.P.,
                                                   Suite 700,
                                                   100 North Broadway,
                                                   Wichita,
                                                   Kansas 67202,
                                                   USA

      Provided that failure to send a copy or copies of any notice as indicated above shall not invalidate a notice duly served on any party to this Agreement.

16.4 Either party may notify the other party to this Agreement of a change to its name, relevant addressee or address for the purposes of sub-clause 16.3 Provided that such notification shall only be effective on:-

      (A) the date specified in the notification as the date on which the change is to take place; or

      (B) if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

17.   ANNOUNCEMENTS

17.1 Subject to sub-clause 17.2 any public announcement concerning the sale of the Shares or any ancillary matter shall be made jointly by the parties on the date of this Agreement and shall be in such form as shall be mutually agreed.

17.2 Either party may make a public announcement concerning the sale of the Shares or any ancillary matter if required by the law of any relevant jurisdiction or any securities exchange or regulatory or governmental body to which either party is subject, wherever situated, including (without limitation) the London Stock Exchange or the Panel, whether or not the requirement has the force of law, Provided that any such announcement shall be made only after consultation with the other party (if practicable).

17.3 The restrictions contained in this clause shall continue to apply after Completion without limit in time.

18.   RESTRICTIVE TRADE PRACTICES ACT 1976

      If there is any provision of this Agreement, or of any agreement or arrangement of which this Agreement forms part, which causes or would cause this Agreement or that agreement or arrangement to be subject to registration under the RTPA 1976, then that provision shall not take effect until the day after particulars of this Agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 RTPA 1976.

19.   COSTS AND EXPENSES

      The Purchaser shall bear and pay the cost of all stamp duty, stamp duty reserve tax and other similar duty, levy or tax and all registration fees which may result in any jurisdiction from the execution and performance of this Agreement and the other agreements entered into pursuant hereto and the transfer of the Shares to the Purchaser and the transactions contemplated hereby. Save as otherwise stated in this clause or in any other provision of this Agreement, and subject to the provisions of clause 6.10 each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and transfer of the Shares and in relation to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it and the transactions contemplated hereby.

20.   COUNTERPARTS

20.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

21.   TIME OF ESSENCE

      Save as otherwise expressly provided, time is of the essence of each provision of this Agreement.

22.   EFFECT OF COMPLETION

22.1 All provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Purchaser's rights in relation to this Agreement or the Tax Covenant.

22.2 Without prejudice to sub-clause 22.1 the Warranties shall not be extinguished by Completion.

23.   INVALIDITY

      If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision will be deemed to be severed from this Agreement and if possible replaced by a lawful provision which carries out, as closely as possible, the intention of the parties under this Agreement and where permissible that shall not affect or impair:-

      (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

24.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with English law.

25.   JURISDICTION

      Each party to this Agreement irrevocably agrees that any Proceedings against it may be brought in the courts of England. Nothing contained in this clause shall limit either party's rights to take Proceedings against the other in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

26.   AGENT FOR SERVICE

26.1 The Guarantor irrevocably appoints the Purchaser to be its agent for the service of process in England. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

26.2 Any Service Document shall be deemed to have been duly served if marked for the attention of the Company Secretary at the registered office for the time being of the Purchaser or such other address within England or Wales as may be notified and:

      (A)  left at the specified address; or
      (B)  sent to the specified address by first class post.

      In the case of (A), the Service Document shall be deemed to have been duly served when it is left. In the case of (B), the Service Document shall be deemed to have been duly served two clear Business Days after the date of posting.

26.3 If the agent at any time ceases for any reason to act as such, the Purchaser shall appoint a replacement agent having an address for service in England or Wales and shall notify GEC of the name and address of the replacement agent. Failing such appointment and notification, GEC shall be entitled by notice to the Purchaser to appoint a replacement agent to act on the Purchaser's behalf. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

26.4 A copy of any Service Document served on an agent shall be sent by post to the Purchaser. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

26.5 "SERVICE DOCUMENT" means a writ, summons, order, judgment or other process issued out of the courts of England and Wales document relating to or in connection with any Proceedings.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

                                    SCHEDULE 1:
                                    DEFINITIONS

(A) In this Agreement, unless otherwise specified the following terms and expressions shall have the following respective meanings:-

      "ACCOUNTS"                     the financial statements of each Group
                                     Company for the year ended on the Accounts
                                     Date, including a balance sheet and profit and loss account, copies of which are included in the Disclosure Documents;

      "ACCOUNTS DATE"                31st March, 1997;

      "AGGREGATE PURCHASE PRICE"     the aggregate of the Dollar Purchase Price
                                     and the Sterling Purchase Price, as
                                     adjusted following Completion pursuant to paragraph 13 of Schedule 4;

      "AGREED FORM"                  in relation to any document, such document
                                     in a form agreed and initialled for the
                                     purposes of identification by the
                                     Purchaser's Solicitors on behalf of the
                                     Purchaser and GEC's Solicitors on behalf of GEC;

      "ASSURANCE"                    the transfer of the Longacres Property in
                                     the Agreed Form;

      "BOOKS AND RECORDS"            has its common meaning and includes,
                                     without limitation, all law notices,
                                     correspondence, orders, inquiries,
                                     drawings, plans, books of account and
                                     other documents and all computer disks or tapes or other machine legible programs or other records and all files relating to any disputes on litigation affecting any Group Company;

      "BUSINESS DAY"                 a day (other than a Saturday or a Sunday)
                                     on which banks are open for business in
                                     London;

      "CGTA"                         the Capital Gains Tax Act 1979;

      "CODE"                         The City Code on Take-overs and Mergers;

      "COMPANIES ACTS"               the Companies Act 1985, the Criminal
                                     Justice Act 1993, the Companies
                                     Consolidation (Consequential Provisions)
                                     Act 1985 and the Companies Act 1989;

      "COMPANIES"                    Marconi (UK) and Marconi (US) collectively
                                     (and "Company" means either one of the
                                     Companies individually);

      "COMPLETION"                   completion of the sale and purchase of the
                                     Shares under this Agreement;

      "COMPLETION DATE"              the date of this Agreement;

      "CONTRACTOR'S WARRANTY"        the Deed dated 14th February 1995 made
                                     between Shepherd Construction Limited (1) and GEC (2);

      "DANGEROUS SUBSTANCE"          any natural or artificial substance
                                     (whether in solid or liquid form or in the form of a gas or vapour or whether alone or in combination with any other substance) capable of causing harm to man or any other living organism supported by the Environment, or damaging the
                                     Environment, public health or welfare
                                     including but not limited to any
                                     controlled, special, hazardous, toxic or dangerous waste;

      "DATA ROOM"                    the data room established at the offices
                                     of GEC's Solicitors in connection with the transaction effected by this Agreement;

      "DISCLOSURE DOCUMENTS"         has the meaning given to it in the
                                     Disclosure Letter;

      "DISCLOSURE LETTER"            the letter dated the date hereof written
                                     by GEC to the Purchaser for the purposes of clause 7 and delivered to the Purchaser's Solicitors before the execution of this Agreement;

      "DOLLAR PURCHASE PRICE"        U.S. $64,350,000 (sixty four million,
                                     three hundred and fifty thousand U.S.
                                     dollars);

      "EMPLOYEE"                     a person employed by any Group Company;

      "ENVIRONMENT"                  any and all of the following media: air,
                                     (including without limitation, the air
                                     within buildings and the air within other natural or man-made structures whether above or below ground); water (including without limitation, water under or within land or in drains or sewers and coastal and inland waters), and land (including without limitation, land under water and buildings structures or enclosures above or below ground); and any living organisms supported by any or all of such media;

      "ENVIRONMENTAL LAWS"           any and all applicable laws in the
                                     relevant jurisdiction (excluding those
                                     laws relating specifically to town
                                     planning matters and to the health and
                                     safety of workers in the work place) and European Community or European Union regulations, directives, decisions, statutes and subordinate legislation which are applicable to the conduct of the business of any Group Company and which have as a purpose or effect the protection of, and/or the prevention of harm or damage to, the Environment and/or the provision of remedies in respect of harm or damage to the Environment;

      "ENVIRONMENTAL UNDERTAKING"    the undertaking of GEC set out in
                                     paragraph 1 of Part B of Schedule 6 to
                                     this Agreement;

      "ENVIRONMENTAL WARRANTY"       any warranty contained in paragraph 21 of
                                     Schedule 3;

      "FN AND FM PATENTS"            means the Fractional N and/or the DC
                                     Coupled FM Patents brief details of which are set out in Schedule 8;

      "GEC GROUP"                    GEC and all subsidiaries or subsidiary
                                     undertakings from time to time of GEC
                                     (other than the Group);

      "GEC GROUP COMPANY"            any member of the GEC Group (and "GEC
                                     Group Companies" means such members
                                     collectively);

      "GEC SCHEME"                   the retirement benefits scheme established
                                     by GEC and known as the "GEC 1972 Plan", established by a Definitive Trust Deed and Rules dated 4th March, 1982 (as amended), details of which schemes are included in the Disclosure Documents;

      "GEC SECURITIES"               guarantees, indemnities, performance bonds
                                     or other security or contingent obligation in the nature of a financial obligation including, without limitation, letters of comfort or support which have or may have been given by GEC or any GEC Group Company to secure any obligation of any Group

                                     Company;

      "GEC'S SOLICITORS"             Slaughter and May;

      "GROUP" the Companies and all subsidiaries or subsidiary undertakings from time to time of each Company, particulars of the current subsidiaries of the Companies being given in Part B of Schedule 10;

      "GROUP COMPANY"                any member of the Group (and "Group
                                     Companies" means such members
                                     collectively);

      "GUNNELS WOOD PROPERTIES"      the Properties referred to in Part A of
                                     Schedule 11 and registered with Title
                                     Numbers HD296865 and HD165022;

      "ICTA 1988"                    the Income and Corporation Taxes Act 1988;

      "IFR GROUP"                    the Guarantor and all its subsidiaries and
                                     subsidiary undertakings as at Completion and from time to time thereafter;

      "INFORMATION MEMORANDUM"       the information memorandum dated October
                                     1997 in connection with the transaction
                                     effected by this Agreement;

      "INTELLECTUAL PROPERTY"        patents, trade marks and service marks,
                                     rights in designs, (whether or not any of these is registered and including applications for registration of any such thing) semiconductor topography rights, copyright (including software) and all rights or forms of protection of a similar nature or having an equivalent or similar effect to any of these which may subsist anywhere in the world;

      "KPMG REPORT"                  the report on the Group prepared by KPMG
                                     in connection with the transaction
                                     effected by this Agreement;

      "LONDON STOCK EXCHANGE"        the London Stock Exchange Limited;

      "LONGACRES PROPERTY"           the Property referred to as Longacres
                                     House in Part A of Schedule 11;

      "MARCONI (UK)"                 Marconi Instruments Limited of which
                                     particulars
                                     are given in Part A of Schedule 10;

      "MARCONI (US)"                 Marconi Instruments Inc. of which
                                     particulars are given in Part A of
                                     Schedule 10;

      "NAMES" the names GEC, General Electric, General Electric Company and Marconi;

      "PANEL"                        the Panel on Take-overs and Mergers;

      "PERMITS"                      as at the date of this Agreement any and
                                     all licences, consents, permits,
                                     authorisations or the like, made or issued pursuant to or under, or required by, Environmental Laws in relation to the conduct of the business of each Group
                                     Company as conducted as at such date;

      "PRE-SALE DIVIDEND"            means the L23,000,000 dividend paid by
                                     Marconi (UK) on 30th January 1998 and
                                     related matters set out in Schedule 12;

      "PROCEEDINGS"                  any proceeding, suit or action arising out
                                     of or in connection with this Agreement;

      "PROCESS"                      any industrial or other process or
                                     activity which has been carried out at the Properties;

      "PROPERTIES"                   each of the freehold and leasehold
                                     properties described in Schedule 11 (and
                                     "Property" means any one of them);

      "PURCHASER'S ATTORNEYS"        Foulston & Siefkin LLP;

      "PURCHASER'S GROUP"            the Purchaser and all subsidiaries or
                                     subsidiary undertakings from time to time of the Purchaser;

      "PURCHASER'S SOLICITORS"       Boodle Hatfield;

      "REGULATIONS"                  the Transfer of Undertakings (Protection
                                     of Employment) Regulations 1981;

      "REQUISITE CONSENT"            the consent of the landlord of the
                                     Longacres Property to the Assurance or to the underletting of the Longacres Property to the Purchaser, as the case may be;

      "RTPA 1976"                    the Restrictive Trade Practices Act 1976;

      "ST. ALBANS PROPERTY"          the property at Longacres, St. Albans,
                                     formerly owned and occupied by Marconi
                                     (UK) and sold to Bryant Homes Southern
                                     Limited under an Agreement for Sale and
                                     Purchase dated 8th August, 1997 between
                                     Marconi Instruments Limited (1) and Bryant
                                     Homes Southern Limited (2), as more
                                     particularly described in that Agreement
                                     (a copy of which is Document 28 in File 36
                                     No. 17 Additional Documents in the
                                     Disclosure Documents);

      "SCHEDULES"                    the schedules to this Agreement;

      "SECURITIES ACT"               the United States Securities Act of 1933,
                                     as amended;

      "SHARES" the issued shares in the Companies specified in Part A of Schedule 10 (or in any of the Companies);

      "STERLING PURCHASE PRICE"      L26,000,000 (twenty six million pounds
                                     sterling);

      "TAX COVENANT"                 the tax covenant referred to, inter alia,
                                     in Schedule 3 and set out in Schedule 9;

      "TCGA 1992"                    the Taxation of Chargeable Gains Act 1992;

      "TERRITORY"                    any country in which a Group Company's
                                     products have been sold or services
                                     supplied, directly or through an agent or distributor, during the two years prior to the date of this Agreement;

      "TRANSFERORS"                  GEC-Marconi Limited and Associated
                                     Electrical Industries Holdings Limited (in respect of the UK Shares) and GEC
                                     Incorporated (in respect of the US
                                     Shares);

      "TULRCA"                       the Trade Union and Labour Relations
                                     Consolidation Act 1992;

      "UK GROUP"                     those members of the Group which are
                                     incorporated in any part of the United
                                     Kingdom;

      "UK GROUP COMPANY"             any member of the UK Group (and "UK Group
                                     Companies" means such members
                                     collectively);

      "UK SHARES"                    the Shares in Marconi (UK);

      "US PURCHASE PRICE"            U.S. $6,000,000 (six million U.S.
                                     dollars), being part of the Dollar
                                     Purchase Price;

      "US SHARES"                    the Shares in Marconi (US);

      "VAT" the tax imposed by the Sixth Council Directive of the European Communities;

      "VATA"                         the Value Added Tax Act 1994;

      "WARRANTIES"                   the warranties set out in Schedule 3
                                     (Warranties) given by GEC and "WARRANTY" shall be construed accordingly;

      "WORKING HOURS"                9.30 a.m. to 5.30 p.m. on a Business Day.

(B)   In this Agreement, unless otherwise specified:-

      (i) references to clauses, sub-clauses, paragraphs, sub-paragraphs, and Schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of, and Schedules to, this Agreement;

      (ii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of any party under this Agreement;

      (iii) references to "TAX" or "TAXATION" include, without limitation, all taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever, whether of the United Kingdom or elsewhere, together with all penalties, charges and interest relating to them;

      (iv) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      (v) the terms "SUBSIDIARY" and "SUBSIDIARY UNDERTAKING" shall bear the same respective meanings as in the Companies Acts;

      (vi) references to a "PERSON" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

      (vii) the term "RELIEF" shall bear the same meaning as in the Tax Covenant and the term "PROFIT-SHARING PLAN" shall bear the meaning given to it in paragraph 7.1 of Part B to Schedule 5;

      (viii) a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 ICTA 1988;

      (ix) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (x) references to the knowledge or awareness of GEC (or any similar expression) in relation to the Warranties shall be deemed to refer to the actual knowledge of GEC, having made enquiries of P.J. Smith, A.P. Warwick, D.J. Bradney, P.M. Drury, M. McCreary,
              S. McQuillan, C. Purchase, C. Thurston, the GEC Group Taxation Manager, the GEC Group Pensions Manager, GEC Estates Department, the GEC Environmental Lawyer and the Head of the GEC Patent Department.

      (xi) words or phrases beginning with the introduction of the word "include" or "including" are to be interpreted without limitation;

      (xii)   references to times of the day are to London time;

      (xiii) headings to clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

      (xiv) the Schedules and any attachments (but not the Tax Covenant) form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

      (xv) references to the masculine gender shall include the feminine and the neuter (and vice versa) and references to the singular shall include the plural (and vice versa);

      (xvi) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal definition, concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term save where specific reference is made to the relevant term in such other jurisdiction;

      (xvii) references in Clause 5.5(C) and in any of the Warranties to an amount expressed in pounds sterling shall, in any applicable case, be construed as referring to the equivalent amount in any other relevant currency (calculated by reference to the rate of exchange for such currency prevailing on the date of this Agreement); and

      (xviii) references to any governmental or administrative authority or agency in connection with any Group Company are references to the relevant governmental or administrative authority or agency in the jurisdiction in which the relevant Group Company is incorporated.

                                    SCHEDULE 2:
                              COMPLETION ARRANGEMENTS

                                      PART 1

1.    GEC'S OBLIGATIONS

1.1 At Completion, GEC shall deliver or procure the delivery to the Purchaser (or its nominees) of:-

      (A)  (i)   duly executed transfers in respect of the UK Shares in favour of the Purchaser (or its nominee) and share certificates representing the UK Shares in the name of the relevant transferors; and

           (ii) at the offices of Sidley & Austin at One First National Plaza, Chicago, Illinois 60603 the share certificates representing the US Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer; and

           (iii) the share certificates relating to any shares in the companies listed in Part B of Schedule 10 which are not registered in the name of any other Group Company or an Employee together with duly executed stock transfer forms in respect thereof;

      (B)  a counterpart original of the Tax Covenant duly executed by GEC;

      (C) to the extent not already within the control or possession of Group Companies, the statutory books or any equivalent or additional corporate documents, registers or records (which shall be written up to but not including the Completion Date), the certificate of incorporation (if any) (and any certificate of incorporation on change of name) or any equivalent document and the common seal (if any) of each of the Companies and other members of the Group;

      (D) subject to applicable law, letters of resignation from the auditors of each of the Companies and (where appointed) other members of the Group containing so far as practicable an acknowledgement that they have no claim against the relevant member of the Group for compensation for loss of office or professional fees or (so far as they are aware at the date of the letters) otherwise and (if appropriate) a statement under Section 394(1) of the Companies Act 1985;

      (E) irrevocable powers of attorney in Agreed Form executed by each of the holders of the UK Shares in favour of the Purchaser (or its nominee(s)) to enable the Purchaser (pending registration of the transfers of the UK Shares) to exercise all voting and other rights attaching to the UK Shares and to appoint proxies for this purpose; and

      (F) a certified copy of a board or board committee resolution of GEC approving the entering into by GEC of this Agreement, the Tax Covenant and the transactions contemplated herein.

1.2 GEC shall procure that a board meeting of each of the Companies be held at which:-

    (A) it shall be resolved that each of the transfers relating to the Shares [(or the shares referred to in paragraph 1.1A(iii) above)] shall be approved for registration and (subject only to the transfer being duly stamped, if so required) that each transferee be registered as the holder of the Shares respectively in the register of members;

    (B) such directors as are not Employees whose resignation as the Purchaser shall have requested shall resign from their respective positions as directors of the relevant Group Company, in each case acknowledging under seal that they have no outstanding claims against the relevant Group Company in connection with such resignation;

    (C) each of the persons nominated by the Purchaser shall be appointed directors, as the Purchaser shall direct, such appointments to take effect from Completion; and

    (D)  the resignation of auditors (if applicable) shall be accepted;

      and that minutes of each duly held board meeting, certified as correct by the secretary or other duly authorised officer of the relevant Company and the resignations and acknowledgements referred to are delivered to the Purchaser's Solicitors.

                                       PART 2

2.    PURCHASER'S OBLIGATIONS

2.1   The Purchaser shall before 3 p.m. (London time):-

      (A)  (i)   pay to GEC to account number 0015034515 in the name of The
                 General Electric Company, p.l.c. at Chase Manhattan Bank N.A.,
                 London (Branch Sort Code: 60-92-42) the Dollar Purchase Price;
                 and

           (ii) pay to GEC to account number 10010006 in the name of The General Electric Company, p.l.c. at Midland Bank plc, 16 King Street, Covent Garden, London WC2E 8JF (Branch Sort Code:
                 40-04-09) the Sterling Purchase Price;

      (B) deliver to GEC, duly executed by the Purchaser, a counterpart original of the Tax Covenant;

      (C) deliver to GEC a certified copy of the board resolutions of the Purchaser approving the entering into by the Purchaser of this Agreement, the Tax Covenant and the transactions contemplated hereby; and

      (D) deliver to GEC a legal opinion from the Purchaser's Attorneys, legal advisers to the Guarantor, addressed to GEC in the Agreed Form.

      Payment of each of the Dollar Purchase Price and the Sterling Purchase Price in full in accordance with the foregoing shall discharge all the Purchaser's obligations with respect to the Aggregate Purchase Price.

3. The Purchaser and GEC shall sign and send a letter in the Agreed Form to the National Westminster Bank Plc confirming that Completion has occurred.

                                   SCHEDULE 3:
                                 THE WARRANTIES

1.    CAPACITY OF GEC AND FACTUAL INFORMATION IN CERTAIN SCHEDULES

1.1 GEC has the requisite power and authority to enter into and perform this Agreement, the Tax Covenant and the other documents to be executed by GEC and delivered at Completion in accordance with this Agreement.

1.2 This Agreement constitutes and the Tax Covenant and the other documents executed by GEC which are to be delivered at Completion will, when executed, constitute binding obligations of GEC.

1.3 The execution and delivery of, and the performance by GEC of its obligations under this Agreement and the Tax Covenant will not:-

      (A) result in a breach of any provision of the memorandum or articles of association of GEC;

      (B) result in a breach of any order, judgment or decree of any court or governmental agency to which GEC is a party or by which GEC is bound; or

      (C)  require the consent of its shareholders.

1.4   The facts set out in Schedules 10 and 11 are true and accurate.

2.    ACCOUNTS

2.1   The Accounts:-

      (A)  in respect of each UK Group Company:-

           (i) were, at the time they were prepared, prepared in accordance with the then applicable Statements of Standard Accounting Practice, as adopted by the Accounting Standards Board and published by the Institute of Chartered Accountants in England and Wales, and the then applicable Financial Reporting Standards, developed and issued by the Accounting Standards Board, applicable to a United Kingdom company;

           (ii) showed a true and fair view of the state of affairs of the UK Group Company to which such Accounts relate as at the Accounts Date and of that UK Group Company's result (if any) for the financial year ended on such date;

           (iii) were prepared using accounting policies consistent with those used in the preparation of accounts for the immediately preceding accounting period except as described in any notes thereto; and

           (iv)  comply with the relevant requirements of the Companies Act
                 1985;

      (B) in respect of Marconi (US) have been prepared for incorporation in the consolidated accounts of GEC which are prepared in accordance with UK generally accepted accounting principles, and were prepared using accounting policies consistent with those used in the preparation of the accounts of the respective companies for the immediately preceding accounting period.

      (C)  in respect of any other Group Company:-

           (i) have been drawn up using local accounting principles and, where the Accounts of the respective Group Company include notes on accounting policies, subject to such notes; and

           (ii) were prepared using accounting policies consistent with those used in the preparation of the accounts of the respective Group Company for the immediately preceding accounting period except as described in any notes thereto.

2.2 The GEC standard accounts form in respect of the other Group Companies referred to in paragraph 2.1(C) above for the year ended 31 March 1997 have been prepared for incorporation into the consolidated accounts of GEC which are prepared in accordance with UK generally accepted accounting principles, and were prepared using accounting policies consistent with those used in the preparation of the GEC standard accounts forms of the respective companies for the immediately preceding accounting period.

2.3 The accounting records of each Group Company have, in the six years ending on the date of this Agreement, been kept as then required by law.

2.4 For the purposes of this warranty, the term "Management Accounts" means the figures shown under the heading "Actual" in those unaudited aggregated management accounts for the Group as at 31st December, 1997 set out in pages 2, 3 and 5 of Disclosure Document 17-116.

      Having regard to the purposes for which management accounts are prepared, the Management Accounts:

           (i) have been compiled from information properly extracted from the books and records of the Group Companies;

           (ii) have been based on management accounts of the Group Companies prepared using accounting policies consistent with those adopted by the respective companies for the purposes of reporting to GEC at the Accounts Date which policies are materially the same as those set out in the Accounts of Marconi (UK); and

           (iii) are not known by GEC to contain any material error or omissions.

3.    PENSIONS

3.1 There are no superannuation or retirement benefits or life assurance funds schemes or arrangements provided by or on behalf of any UK Group Company under which any of the Employees is entitled to life assurance pension or other retirement benefits save those provided by or on behalf of Marconi (UK) in accordance with the GEC Scheme.

3.2 No UK Group Company is under any contractual obligation nor is it a party to any custom or practice, to provide life assurance, pension or other retirement benefits or to pay, provide or contribute towards any "relevant benefits" within the meaning of section 612, ICTA 1988 in respect of any of the Employees or for the benefit of any dependants of any Employee save Marconi (UK) in accordance with the GEC Scheme.

3.3 No power to augment benefits under the GEC Scheme has been exercised prior to Completion in relation to those of the Employees who are members of it.

3.4 Marconi (UK) is a participating employer for the purpose of the GEC Scheme and has fulfilled all its obligations thereunder (including any obligations to pay contributions).

3.5   The GEC Scheme:

      (A) is an exempt approved scheme for the purposes of Chapter I of Part XIV of ICTA 1988 and so far as GEC is aware there is no reason why such approval might be withdrawn or cease to apply;

      (B) is not a contracted-out scheme under Section 7(3) of the Pension Schemes Act 1993; and

      (C) conforms with the preservation requirements referred to in Section 69(2) of the Pension Schemes Act 1993.

3.6 The GEC Scheme has been operated in all material respects in accordance with all the then applicable legal requirements in relation to each UK Group Company and the Employees and there are no outstanding claims or (so far as GEC is aware) matters likely to give rise to claims against the GEC Scheme by any UK Group Company or any Employee other than routine claims for benefits.

3.7 Material details of any superannuation or retirement benefits or life assurance funds, schemes or arrangements (other than state schemes) provided by or on behalf of each Group Company under which any of the overseas Employees is entitled to life assurance, pension or other retirement benefits, and of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) stock options, stock purchases, compensation, deferred compensation, severance or termination arrangements, and of each other material plan, arrangement or policy relating to fringe benefits or other employee benefits maintained, or contributed to, by any GEC Group Company or Group Company for the benefit of any officers or employees of Marconi (US) are included in the Disclosure Documents.

3.8 No UK Group Company in the twelve months ending with the Accounts Date or during the period from the Accounts Date to the date of Completion has made or proposed any voluntary or ex-gratia payments to any Employee of any UK Group Company or the dependants of any such Employee in respect of any relevant benefit (as defined in paragraph 3.2).

3.9 So far as GEC is aware no undertaking or assurance (whether legally binding or not) has been given by a UK Group Company or GEC to any Employee of a UK Group Company or the dependant of any such Employee as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in paragraph 3.2 (including, for the avoidance of doubt, the GEC Scheme).

3.10 Material details of the GEC Scheme, as it relates to Employees of a UK Group Company or the dependants of any such Employee, have been supplied to the Purchaser or its legal advisers and (without limitation to the foregoing) complete up to date and accurate copies of the following have been disclosed:-

      (a) all relevant trust deeds rules or other documents currently governing the GEC Scheme;

      (b) any announcements to members of the GEC Scheme which are not yet the subject of formal amendment to the documentation of the GEC Scheme (including any individual or group announcements made to or in respect of any present or former employee or officer of a UK Group Company);

      (c) the current explanatory booklets and other explanatory literature issued to persons who are (or are entitled to become) members of the GEC Scheme;

      (d) a list of those Employees of a UK Group Company who are members of the GEC Scheme with full particulars of them relevant to their membership of or interest therein and necessary to establish their entitlements to benefits, including full particulars of any early retirement options or facilities, and of any benefit augmentations granted to them under the GEC Scheme;

      (e) the deed of participation under which each UK Group Company which participates in the GEC Scheme does so;

      (f) details of any discretionary benefits provided under, and discretionary arrangements relating to, Employees of a UK Group Company who are members of the GEC Scheme, or their dependants, including any discretionary increases of deferred pensions or pensions in payment.

3.11 Neither a UK Group Company, nor GEC nor the GEC Scheme is engaged in any litigation or arbitration proceedings (other than routine claims for benefits) in respect of any retirement benefits scheme (as defined in
      s.611 Taxes Act) or any benefit provided thereunder in relation to the Employees of a UK Group Company or their dependants or in respect of which a UK Group Company may be liable to indemnify or compensate and GEC has had no notice of any submissions to or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of the Employees of a UK Group Company or their dependants. So far as GEC is aware there are no circumstances which may give rise to any such complaints.

3.12 No Employee or former employee (excluding any former employee whose employment terminated before 1st January 1992), of a UK Group Company who is or was entitled by the rules of the GEC Scheme or by Article 119 of the Treaty of Rome to membership of the GEC Scheme has been unlawfully excluded from membership of the GEC Scheme.

3.13 The GEC Scheme has not at any time since 17th May, 1990 but prior to Completion been operated in such a way as to discriminate between male and female members of such Scheme.

3.14 The Pension Arrangements referred to in Part A of Schedule 5 do not conflict with or breach the Trust Deed and/or Rules of the GEC Scheme.

3.15 No event has occurred which would or could result in or entitle any person or body of persons to wind up, terminate or close the GEC Scheme in whole or in part, or which is a "relevant insolvency event" in relation to the GEC Scheme for the purposes of section 75 of the Pensions Act 1995.

3.16 All life cover benefits are self insured, except for additional death benefits under the Selected Benefit Scheme.

3.17 The assets, investments and policies held by the trustees of the GEC Scheme are and will be sufficient to satisfy the liabilities and obligations (both current and contingent) which the GEC Scheme has to its members and will continue to be so sufficient up to and including the Payment Date (as defined in Schedule 5 to this Agreement).

4.    ARRANGEMENTS BETWEEN THE GEC GROUP AND THE GROUP

4.1 Save for indebtedness arising and contracts made in the ordinary course of trading, no contract or other binding legal obligation which will survive Completion and involves expenditure by either party in excess of L50,000 is outstanding between any Group Company and any GEC Group Company.

4.2 No payment has been made by any Group Company to any member of the GEC Group for services to be provided by a member of the GEC Group during a period falling wholly or partly after Completion in circumstances where:
      (a) those services will not in fact be provided for any part of the contracted period which falls after Completion as a result of the relevant Group Company ceasing to be a member of the GEC Group (and no rebate of the payment will be made) and (b) the amount of the payment attributable to the contracted period falling after Completion during which the services will not be provided (calculated on a time apportionment basis) exceeds L25,000.

5.    GROUP STRUCTURE

5.1 The Shares comprise the whole of each Company's issued and allotted share capital. All the UK Shares are fully paid up and all the US Shares are fully paid and non-assessable.

5.2 There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right (conditionally or unconditionally) to call now or in the future for the allotment or issue of, any shares (including the Shares) or debentures in or securities of any Group Company.

5.3 Save for any interests held in another Group Company, no Group Company has any interest in the share capital of any body corporate or undertaking.

5.4 No Group Company acts or carries on business in partnership or through a joint venture with any other person or is a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association or holds or is liable on any share or security which is not fully paid up or which carries any liability.

5.5 No Group Company which is incorporated in England and Wales has any branch, place of business or permanent establishment outside the United Kingdom.

5.6 Marconi (US) is duly organised, validly existing and in good standing under the laws of Delaware.

5.7 No Group Company has, at any time in the last three years, repaid, redeemed or purchased (or agreed to repay, redeem or purchase) any of its shares, or otherwise reduced (or agreed to reduce) its issued share capital or any class of it or capitalised (or agreed to capitalise) in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed (or agreed to pass) any resolution to do so.

6.    OPTIONS, MORTGAGES AND OTHER ENCUMBRANCES

      There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares, the shares in any of the companies referred to in Part B of
      Schedule 10 or any of them and there is no agreement or commitment to give or create any and, so far as GEC is aware, no claim has been made by any person to be entitled to any, other than any arising from the acts of the Purchaser, its subsidiaries or subsidiary undertakings.

7.    STATUTORY RETURNS

7.1 The copies of the constitutional documents of each Group Company included in the Disclosure Documents are complete and accurate in all material respects, have attached to them copies of all resolutions and other documents required by law to be so attached and set out to the extent required by applicable law such rights and restrictions attaching to each class of share capital of that Group Company as are not implied by relevant statutory law.

7.2 The registers of members (or the equivalent registers) and the other statutory books (or equivalent books) (including all registers and minute books) of each Group Company have in all material respects, during the six years ended on the date of this Agreement, been properly kept as required by law and no written notice or allegation that has not been complied with that any of them is incorrect or should be rectified has been received in the six years ended on the date of this Agreement.

7.3 All documents which should have been delivered within the last six years by each UK Group Company to the Registrar of Companies, or by any other Group Company to any equivalent registry in an overseas jurisdiction, have, in all material respects, been properly so delivered.

8.     CONTRACTS

8.1 There are no subsisting contracts to which any Group Company is a party which were entered into otherwise than in the ordinary course of business of that Group Company.

8.2 The Disclosure Documents include copies of all agency and distributorship agreements, and agreements for the provision of consultancy services to or by a Group Company, to which any Group Company is party.

8.3 There is not outstanding any guarantee, indemnity, performance bond or suretyship given by any Group Company to secure any obligation of any person not within the Group.

8.4   There is not outstanding any GEC Security.

8.5 No Group Company has received written notice or (so far as GEC is aware) oral notice that it is in breach of any contracts with its customers where there is a substantial likelihood that such breach would be material in the context of the business of the Group as a whole.

8.6 The Disclosure Documents include details of the Group's contracts with its 15 principal customers and with its 10 principal suppliers other than factored product suppliers ("principal" for this purpose meaning those representing the largest proportion of the Group's income or, as the case may be, outgoings in the financial year ended on Accounts Date with all non-sterling amounts converted into sterling at the rate of exchange applicable as at the date of the particular contract). So far as GEC is aware, no written notice has been received by any Group Company from any such principal customer or principal supplier indicating that it will cease dealing with the Group or substantially reduce the level of its business with the Group, as a result of the proposed acquisition of the Companies by the Purchaser or for any other reason.

8.7 The Disclosure Documents include details of all hire purchase contracts and finance and operating or equipment leases which relate to assets used by any Group Company to which such Group Company is a party and which involve an annual charge in excess of L25,000. The aggregate annual charge of any such contracts not included in the Disclosure Documents and to which a Group Company is a party does not exceed L100,000.

8.8 There is no outstanding contract with a customer where the value of deliveries to be made but outstanding at the date hereof exceeds L1,000,000.

8.9 No Group Company is a party to any agreement which prevents it from carrying on its business in the ordinary course anywhere in the world.

8.10 No one is entitled to receive from a Group Company a finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this Agreement.

8.11 No powers of attorney (express or implied), other than to officers or employees in the ordinary course of their duties, by which a person may enter into a contract or incur an obligation on behalf of a Group Company are subsisting.

8.12 There is no distributorship, agency or consultancy agreement to which a Group Company has been party and which has terminated or expired during the two years prior to the date of this Agreement or which will terminate after Completion pursuant to a written notice of termination served prior to 24th January 1998 or (so far as GEC is aware) since that date but prior to Completion, in respect of whose termination or expiry any payment not yet made is or will become due from the relevant Group Company. No such payment has been made between the Accounts Date and Completion which is not reflected in the management accounts of the Group Companies for the period from the Accounts Date to 31st December, 1997.

8.13 So far as GEC is aware, no event has occurred or circumstances arisen (save for the sale of the Shares pursuant hereto) such that any person is entitled, or could with the giving of notice and/or lapse of time become entitled, to require payment before its stated maturity of, or to take any step to enforce any security for, any non-trading, financial indebtedness of any member of the Group where such repayment or enforcement would have a material and adverse effect on the business of the Group as a whole.

9.    EVENTS SINCE THE ACCOUNTS DATE

9.1   Since the Accounts Date:-

      (A) the business of each Group Company has been carried on in its ordinary course;

      (B) no resolution of any Group Company in general meeting nor any written resolution of any Group Company has been passed; and

      (C) no dividend or distribution has been declared, paid or made and no share or loan capital has been issued or agreed to be issued or put under option by any Group Company;

      (D) no part of the business of any Group Companies has, so far as GEC is aware, been affected to a material extent by any abnormal factor which has not since the Accounts Date affected similar businesses to a like extent;

      (E) no Group Company has disposed of any material assets, otherwise than in the ordinary course of business; and

      (F) no Group Company has received any material amounts of income or any material capital payments, nor incurred any material expenditure, outside the ordinary course of trade.

      In this Warranty 9.1, "material" means material in the context of the Group's business as a whole.

9.2   Since 30th November, 1997:

      (A) no dividends or other distributions have been paid, made or declared by any Group Company save as provided in Schedule 12;

      (B) the total amount of all non-trading indebtedness due to all GEC Group Companies from all Group Companies has been repaid in full and at Completion there is no outstanding non-trading indebtedness due to any Group Company from any GEC Group Company;

      (C) otherwise than in the ordinary course of business or reimbursements of third party costs incurred by a GEC Group Company on behalf of the Group Company and recharged to that Group Company, no payments or transfers or surrenders of tax losses or cash entitlements have been made, and no liability has been incurred, by or to any Group Company to or by any GEC Group Company, other than those payments and surrenders indicated in Schedule 12;

      (D) other than loans to other Group Companies no loans have been made by any Group Company otherwise than in the ordinary course of business which have not been repaid in full before Completion; and

      (E) no gratuitous payment in excess of L25,000 has been made by any Group Company.

9.3 A list of all current individual legally binding capital commitments of each Group Company in excess of L50,000 is included in the Disclosure Documents.

9.4 No Group Company was at the Accounts Date or has since that date become party to any borrowing or financing agreement outside the ordinary course of its trading with any person whose business comprises the lending of money or the financing of the purchase of assets, under which financing facilities have been made available to the Group Company concerned on a basis which would not, in accordance with any relevant legislation or applicable accounting standards, be required to be disclosed in the relevant Group Company's published accounts.

10.   GRANTS

      Details of all grants, aid and subsidies paid or made to any Group Company during the last six years by, and of all outstanding claims by any Group Company for any such grant, aid or subsidy from, any supra-national, national or local authority or government agency are included in the Disclosure Documents and, except in relation to the sale of the Shares, none of GEC, any GEC Group Company or any Group

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                                       52

      Company has done or failed to do any act or thing which there is a substantial likelihood could result, in all or any part of such grant aid or subsidy becoming repayable or forfeited or being withheld.

11.   LICENCES AND RESTRICTIONS ON THE BUSINESS OF EACH GROUP COMPANY

11.1 Each Group Company has all material statutory and regulatory licences, consents, permissions and approvals required for the carrying on of the business now being carried on by it and, so far as GEC is aware, is not in breach of the terms or conditions of any such licences, consents, permissions or approvals where such breach would have an adverse effect which is material in the context of the Group's business as a whole.

11.2 All licences, consents, permissions and approvals referred to in sub-paragraph above are in full force and effect, and GEC is not aware that there are any circumstances which indicate that there is a substantial likelihood that any of such licences, consents, permissions or approvals will or may be suspended, revoked or not renewed or which may confer a right of revocation or that the terms may be altered to the detriment of the relevant Group Company except in relation to the sale of the Shares.

11.3 No Group Company has exported or imported any products or technical data which is the subject of the United Kingdom and/or United States export regulations and laws without obtaining the necessary approvals and licences from the relevant governmental authorities and without observing the requirements of any such approvals or licences with respect to the recording of the details of any transaction made or of any technical data exported or imported.

12.   BANK ACCOUNTS AND BORROWINGS

12.1 Details of all bank accounts maintained or used by each Group Company (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) are included in the Disclosure Documents.

12.2 The Disclosure Documents include details of all overdraft, loan and other financial facilities available to the Group.

12.3 Except for borrowings between Group Companies, no Group Company has any outstanding loan capital nor has any Group Company incurred or agreed to incur any borrowing which it has not repaid or satisfied, or lent or agreed to lend any money which has not been repaid to it or owns the benefit of any debt present or future (other than debts due to it or owed to it in the ordinary course of trading).

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                                       53

13.   INSOLVENCY

13.1 No resolution has been passed for the winding up of any Group Company or for a provisional liquidator to be appointed in respect of any Group Company and no meeting has been convened and, so far as GEC is aware, no petition has been presented for the purpose of winding up any Group Company.

13.2 No administration order has been made and, so far as GEC is aware, no petition for such an order has been presented in respect of any Group Company.

13.3  (A)  No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Group Company or all or any of its assets;

      (B) Marconi Messtechnik GmbH has not itself filed nor, as far as GEC is aware, has any other person filed a petition for the institution of insolvency proceedings against Marconi Messtechnik GmbH nor has Marconi Messtechnik GmbH offered or made a settlement or moratorium in court or out of court with its creditors generally.

13.4  (A)  No UK Group Company is insolvent, or unable to pay its debts within the meaning of section 123 Insolvency Act 1986, or has stopped paying its debts as they fall due.

      (B) Marconi Instruments SA is not insolvent or unable to pay its debts ("en etat de cessation des paiements") within the meaning of French law No. 85-98 of 25th January 1985 or has stopped paying its debts as they fall due.

13.5  (A)  No voluntary arrangement has been proposed under section 1
           Insolvency Act 1986 in respect of any UK Group Company.

      (B) Marconi Instruments SA has not applied, pursuant to French law No. 84-148 of 1st March, 1984, for the appointment of a conciliateur or entered into an amicable settlement (REGLEMENT AMICABLE) with its creditors or made any application to any court under Article 1244-1 of the French Civil Code. No corporate action, legal proceedings or other steps have been taken pursuant to French law No. 85-98 of 25th January, 1985 with respect to the appointment of an ADMINISTRATEUR JUDICIAIRE, to any kind of term of payment with creditors or to any judgment delivered with respect to its REDRESSEMENT JUDICIAIRE or LIQUIDATION JUDICIAIRE or to the transfer of the whole or part of its business (CESSION TOTALE OU PARTIELLE DE L'ENTRPRISE), its reorganisation or its dissolution.

      (C) No court of competent jurisdiction has entered an order or decree under Title 11, UNITED SATES CODE, or any similar Federal or state law for the relief of debtors (collectively, "US BANKRUPTCY LAWS") that (i) is for relief against Marconi (US) in an involuntary case,
           (ii) appoints a receiver, trustee, assignee, liquidator, custodian or similar official (each, a "CUSTODIAN") of Marconi (US) or for any substantial part of its property, or (iii) orders the winding up or liquidation of the Company.

      (D) Marconi (US) has not, pursuant to or within the meaning of any US Bankruptcy Law, (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case,
           (iii) consented to the appointment of a Custodian of it or for any substantial part of its property, or (iv) made a general assignment for the benefit of its creditors.

      (E) Marconi Instrumentos S.A. has not filed a petition for the institution of suspension of payments ("suspension de pagos") or bankruptcy proceedings ("quiebra") and, as far as GEC is aware, no bankruptcy of Marconi Instrumentos S.A. has been declared as the result of a third party's petition, nor has Marconi Instrumentos S.A. ceased paying its debts as they fall due.

14.   LITIGATION

14.1 Other than in respect of the payment and collection of debts in the ordinary course of its business, no Group Company is engaged in any litigation, arbitration or criminal proceedings, whether as plaintiff, defendant or otherwise, and no litigation, arbitration or criminal proceedings by or against any Group Company is pending, or (so far as GEC is aware) threatened, the adverse determination of which would have a material and adverse effect on the business of the Group as a whole, and so far as GEC is aware there are no facts or circumstances which are reasonably likely to give rise to such proceedings.

14.2 No Group Company is subject to any order or judgment given by any court (including, without limitation, any injunction or order for specific performance) which is still in force and has not given any undertaking to any court arising out of any legal proceedings which remains outstanding.

15.   COMPLIANCE WITH LAWS AND NO INVESTIGATION

15.1 No Group Company's business is being conducted in contravention of any relevant legislation the consequences of which contravention have a material and adverse effect on the business of the Group as a whole.

15.2 No Group Company has received written notification nor, so far as GEC is aware, oral notification that any non-routine investigation or inquiry is being conducted by any governmental or other regulatory body in respect of its affairs in respect of which there is a reasonable likelihood that such investigation or inquiry will lead to proceedings, the adverse determination of which would have a material and adverse effect on the business of the Group as a whole.

15.3 So far as GEC is aware, no Group Company has committed or omitted to do any act or thing which could give rise to any fine or penalty and no Group Company is or has been a party to any agreement, practice or arrangement which:

      (A)  contravenes the Trade Descriptions Act 1968;

      (B) contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;

      (C)  contravenes any provisions of the Treaty of Rome; or

      (D) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations or constitutes an anti-competitive practice as defined in the Competition Act 1980 in circumstances where the amount of the fine or penalty or the breach or contravention is likely to have a material adverse effect on the business of the Group as a whole.

16.   OWNERSHIP OF ASSETS

16.1 Each of the tangible assets (other than the Properties) included in the Accounts as being owned by any Group Company, or acquired by such Group Company since the Accounts Date and which, if acquired before such date, would have been included in the Accounts, (other than assets sold, realised or applied in the normal course of business) where such asset has a current net book value in excess of L500 and is used by or is available for use by that Group Company at the date of this Agreement is owned both legally and beneficially by that or another Group Company and no Group Company has granted any option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance over any such asset, subject in any case to retention of title and vendor's liens arising in the ordinary course of business and liens arising by operation of law.

16.2 No Group Company has in its possession or under its control any jigs, tooling, test or other equipment procured or provided under a contract with the MOD and which is subject to MOD conditions of contract DEFCON 23 and/or DEFCON 527.

17.   OWNERSHIP OF LAND

17.1 The Properties are the only immovable properties owned, used or occupied by a Group Company or in respect of which any Group Company has any estate, interest, right or ownership.

17.2  In relation to each of the Properties referred to in Parts A and B of
      Schedule 11:-

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                                       56

      (A) the relevant Group Company specified in Schedule 11 as registered proprietor or Lessee of the Property (the "Owner") is solely legally and beneficially entitled to the Property and the Owner has under its control all of the title deeds and documents listed in the Disclosure Letter;

      (B) the Owner holds the Property subject to the leases, underleases, sub-leases, tenancies or licences particulars of which are set out in the Disclosure Documents but is otherwise in physical possession and actual occupation of the Property;

      (C) GEC has not been notified in writing nor is it aware that the Owner has been notified in writing of a breach by it of any material provision of any lease under which it holds the Property where such breach is still outstanding;

      (D) GEC has not received nor is it aware that the Owner as its owner has received notice in writing of any outstanding material breach under planning legislation in respect of the Property;

      (E) GEC has not received nor is it aware that the Owner has received notice in writing of any compulsory purchase order affecting the Property which is currently in force;

      (F) GEC has not received nor is it aware that the Owner has received notice in writing of any legal proceedings (which in this context also means proceedings under any legislation or statutory regulations directions or similar matters not covered in Warranty 17.2(D)) or notice in writing of any circumstance which in the reasonable opinion of GEC or the Owner will result in legal proceedings in respect of the Property which are or are likely to be material in the context of the business carried on by the Group as a whole.

      (G) GEC has not received nor is it aware that the Owner has received notice in writing of any outstanding material breach of a condition of any fire certificate issued in respect of the Property.

17.3 GEC has not received nor is it aware that any Group Company has received notice in writing of any liability (whether actual or contingent) in relation to any leasehold property which such Group Company has assigned or otherwise disposed of.

17.4 So far as GEC is aware, the Properties referred to in Part C of Schedule 11 are held pursuant to the tenancy agreement or licence described in Part C of Schedule 11 and so far as GEC is aware it has neither received nor been notified in writing nor is it aware of a material breach of that tenancy agreement or licence (as the case may be) where that breach is still outstanding.

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                                       57

18.   INTELLECTUAL PROPERTY

18.1 Details of all registered Intellectual Property owned by a Group Company and details of all applications for registration thereof are included in the Disclosure Documents and such Intellectual Property is beneficially owned by the relevant Group Company free from all charges or similar encumbrances save for any licence disclosed pursuant to Warranty 18.3.

18.2 All renewal fees and administrative steps required for the maintenance of the rights disclosed pursuant to sub-paragraph 18.1 have been paid or taken and GEC is not aware of any challenge or attack by a third party or competent authority to such rights.

18.3 Details of all licences (excluding shrink-wrap software licences) granted to or by a Group Company in respect of any Intellectual Property and in respect of any confidential information or know-how are set out in the Disclosure Documents and no Group Company is in material breach of any such licence and, so far as GEC is aware, no other party thereto is in material breach of any such licence.

18.4 So far as GEC is aware, the processes and methods employed, the services provided, the businesses conducted and the products used or dealt in by Group Companies in relation to their business as carried on at the date of this Agreement do not infringe the rights of any other person in any Intellectual Property or any confidential information or know-how.

18.5 So far as GEC is aware, there is no unauthorised use or infringement by any person of any Intellectual Property owned by a Group Company.

18.6 So far as GEC is aware, no employee of the Group or any other person has made or has threatened to make any claim under the provisions of section 40 of the Patents Act 1977 in relation to the patents and patent applications of the Group Companies.

18.7 So far as GEC is aware, none of the products or computer software of the Group have been developed with funds provided by the United Kingdom Ministry of Defence or the Government of the United States in circumstances in which the relevant Government has a right to have manufactured or used by a third party free of any payment the relevant products or software and/or has the right to receive payment by way of commercial exploitation levy or otherwise in respect of any sale of any such products or licensing of any such software by any member of the Group and where in any such case the products or software are material in the context of the relevant Group Company's business.

18.8 GEC is not aware of any reason why IBM will refuse to grant to a Group Company a licence on the terms laid down in the GEC-IBM cross-licence or why GEC will not be able to grant to a Group Company a sub-licence pursuant to the AT&T/Lucent cross-

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                                       58

      licence and GEC undertakes to give all reasonable assistance to the Purchaser at the Purchaser's cost and expense in relation to the grant of such licences.

18.9 So far as GEC is aware, details of all use at Completion made by Group Companies of patents owned by the GEC Group have been disclosed.

19.   INSURANCES

      Details of all material insurance policies maintained by or on behalf of each Group Company are included in the Disclosure Documents, and so far as GEC is aware, all such policies are in force and, so far as GEC is aware, no Group Company has done anything or omitted to do anything as a result of which any of such policies is void or voidable and no claims are outstanding for amounts in excess of L50,000 under each such policy, nor is GEC aware of any circumstances likely to give rise to such a claim.

20.   EMPLOYEES

20.1 The name and particulars of remuneration and material benefits of the Employees as at 16th January, 1998 are included in the Disclosure Documents and such particulars are true and accurate in all material respects and since 31st July, 1997, no Employee with an annual basic salary in excess of L50,000 has ceased to be an Employee, has been taken on or has given notice terminating his contract of employment and no person has been offered employment with an annual basic salary in excess of L50,000. Since 16th January 1998 there has been no general change made or announced in the remuneration payable to Employees or the contractual obligations of relevant employers to Employees, and no change made or announced in the remuneration payable to any Employee with an annual basic salary in excess of L50,000 or in the contractual obligations of the relevant employer to any such Employee.

20.2 The contract of employment of each Employee may be terminated by the relevant employer without damages or compensation (other than that payable by statute) by the giving of not more than 13 weeks' notice at any time.

20.3 The Disclosure Documents contain copies of all the standard terms and conditions, staff handbooks and policies which apply to the Employees.

20.4 No current Employee has any legally binding entitlement to any payment in excess of a statutory redundancy payment on termination of the Employee's contract of employment by reason of redundancy, except as set out in the Disclosure Documents.

20.5 Neither any Group Company nor GEC has any outstanding notice of a claim of any failure to comply in a material respect with any relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations, collective agreements, terms and conditions of employment, or orders, declarations and awards of any court or tribunal relevant to the Employees or the relations between any Group Company and any

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                                       59

      trade union, staff association or any other body representing workers. Neither GEC nor any Group Company is aware of any circumstances which might constitute material non-compliance with any of the above.

20.6 There is no material dispute with any trade union or other such representative body existing or, so far as GEC is aware, pending or threatened in relation to the business of any Group Company.

20.7 Copies of all (if any) collective agreements and recognition agreements for the time being affecting the Employees or their conditions of service are included in the Disclosure Documents.

20.8 Within the year immediately preceding the date of this Agreement, no UK Group Company has given notice of any redundancies to the Secretary of State or started consultations with any independent trade union under the provisions of Part IV, TULRCA or failed in any material respect to comply with any such obligation under the said Part IV.

20.9 So far as GEC is aware, there is not outstanding any material dispute or material claim by any Employee or any former employee of any Group Company.

20.10 There are no enquiries or investigations of which GEC or any Group Company has notice existing, pending or threatened affecting any Group Company in relation to any employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to employees.

20.11 No Employee has been offered, or has agreed to, any retention package except as set out in the Disclosure Documents.

20.12 There are no amounts in excess of L5,000 per Employee owing from, or agreed to be loaned or agreed to be advanced to any of the Employees, other than any amounts representing remuneration accrued due for the current pay period, accrued holiday pay or for reimbursement of expenses.

21.   THE ENVIRONMENT

21.1 So far as GEC is aware, the business of each Group Company is being conducted in compliance, insofar as material to the business of the Group as a whole, with Environmental Laws and Permits and (without prejudice to the generality of the forgoing) so far as GEC is aware each Group Company has complied in all material respects with all Environmental Laws for the time being in force in relation to the Properties or any Process.

21.2 So far as GEC is aware, each Group Company has all Permits necessary for the operation of the business of such Group Company and no Group Company has

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                                       60

      received any written notice or other written or recorded communication of any decision or proposal by any competent authority to revoke, modify or vary any Permit.

21.3 So far as GEC is aware, no circumstance exists (other than the sale of the Shares) which is likely to result to the material detriment of the Group as a whole, in suspension or revocation of any Permit or is likely to result in any such Permit not being renewed or granted and so far as GEC is aware the sale of the Shares will not result ipso facto in any such Permit being suspended or revoked.

21.4 So far as GEC is aware, no material work or material expenditure is required under any Environmental Laws in order to carry on the business of any Group Company where failure to carry out such work or to incur such expenditure as at the date of this Agreement is a breach of Environmental Laws or any Permit.

21.5 At no time within the last three years has any Group Company received any written notice, claim or other written or recorded communication alleging any actual or potential breach of Environmental Laws which is outstanding as at the date of this Agreement.

21.6 None of the Properties or property in which any Group Company formerly had any estate or interest have been designated contaminated land by any competent authority under the Environmental Laws or are subject to any statutory notice requiring works due to contamination nor is GEC or any Group Company aware of any circumstances rendering such designation or such works likely.

21.7 In relation to the Environment and/or Environmental Laws in respect of the current businesses of each Group Company and in respect of the Properties and the Process GEC has, so far as it is aware, made available to the Purchaser complete and accurate copies of all current Permits and all GEC and third party environmental audit reports and GEC health and safety reports produced in the last 3 years.

21.8 So far as GEC is aware no Group Company has in relation to the business of the Company any liability in respect of any material breach of or material non-compliance with any Environmental Laws and/or Permits in respect of any freehold or leasehold property in which it formerly had any estate or interest.

21.9 So far as GEC is aware, within the last three years no Group Company has disposed of any Dangerous Substance in such a way that its disposal would constitute a breach of Environmental Laws.

22.   THE ACCOUNTS AND TAX

22.1 No Group Company has any liability in respect of Taxation that is not disclosed or provided for in the Accounts and, in particular, has no outstanding liability for:-
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                                       61

      (A) Taxation in any part of the world assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period ending on or before the Accounts Date; or

      (B) customs duties or purchase, value added, sales or other similar tax in any part of the world referable to transactions effected on or before the Accounts Date;

      that is not provided for in the Accounts.

22.2 The amount of the provision for deferred Taxation in respect of each Group Company contained in the Accounts was, at the Accounts Date, in accordance with accountancy practices generally accepted in the United Kingdom or the relevant jurisdiction of incorporation and commonly adopted by companies carrying on businesses similar to those carried on by that Group Company.

22.3 If all facts and circumstances which are now known to the Group or to GEC had been known at the time the Accounts were drawn up, the provision for deferred Taxation that would be contained in the Accounts would be no greater than the provision which is so contained.

23.   TAX EVENTS SINCE THE ACCOUNTS DATE

23.1  Since the Accounts Date:

      (A) no Group Company has made any distribution of assets or repayment of capital;

      (B)  no accounting period of any Group Company has ended;

      (C) no Group Company has paid or become liable to pay any interest or penalty in connection with any tax, or has otherwise paid any tax after its due date for payment;

      (D) no Group Company has received a payment for the surrender of group relief in accordance with Chapter IV of Part X to ICTA 1988 or for the surrender of advance corporation tax under section 240 ICTA 1988 which, so far as GEC is aware, it may be required to refund in whole or in part, nor has any Group Company agreed to surrender any right it may have to receive a tax refund under section 102 Finance Act 1989.

23.2  So far as GEC is aware, since the Accounts Date:

      (A) no Group Company has paid any dividend by reference to which it will or may be liable to Tax;

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                                       62

      (B) there has been no disposal of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was materially less than the consideration which could be deemed to have been received for tax purposes;

      (C) no event has occurred which will give rise to a tax liability on any Group Company calculated by reference to deemed (as opposed to actual) income, profits or gains or which will result in such Group Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

      (D) no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

      (E) no Group Company has incurred expenditure of a revenue nature or entered into a commitment to incur expenditure of a revenue nature which will not be deductible in computing trading profits for the purposes of corporation tax, or be deductible as a management expense of an investment company, other than expenditure at a rate proportionately no greater than the corresponding rate for the accounting period ending on the Accounts Date;

      (F) no Group Company has become liable to pay any interest or penalty in connection with any tax or owes any tax the due date for payment of which has passed or will arise in the 30 days after the date of this Agreement;

      (G) no Group Company has made or agreed to make a surrender of or claim for group relief under Chapter IV of Part X to ICTA 1988, or a surrender of any amount of advance corporation tax under ICTA 1988 section 240; for the avoidance of doubt, this warranty 23.2(G) does not apply to any arrangements made under or pursuant to the Tax Covenant.

24.   TAX RETURNS, DISPUTES, RECORDS AND CLAIMS, ETC.

24.1 So far as GEC is aware, each Group Company has, within the requisite periods, made or caused to be made all proper returns and notifications required to be made and supplied or caused to be supplied all material information (including computations) required to be supplied to any revenue or income tax authority within the last six years.

24.2 So far as GEC is aware, there is no significant dispute or disagreement outstanding nor is any contemplated at the date of this agreement with any revenue authority

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                                       63

      regarding liability or potential liability to any tax or duty (including in each case penalties or interest) recoverable from any Group Company or regarding the availability of any relief from tax or duty to such Group Company and there are no circumstances which make it likely that any such dispute or disagreement will commence.

24.3 So far as GEC is aware, each Group Company has sufficient records relating to past events, including any elections made, to calculate the tax liability or relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by that Group Company or acquired by that Group Company since that date but before Completion.

24.4 So far as GEC is aware, each Group Company has duly submitted all claims, elections and disclaimers which have been assumed to have been made for the purposes of the Accounts.

24.5 The amount of tax chargeable on any Group Company during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue or income tax authority.

24.6 No Group Company has received any written notice from any revenue or income tax authority which required or will or may require it to withhold tax from any payment made since the Accounts Date or which will or may be made after the date of this agreement, other than normal withholdings of social security contributions or taxes on earnings.

24.7 All particulars furnished to any Tax authority in connection with an application for any statutory consent or clearance on behalf of any Group Company fully and accurately disclosed everything material to the decision of the authority in question and any transaction for which consent or clearance was obtained has been carried into effect (if at all) only in accordance with the terms of the application and the consent or clearance.

24.8 So far as GEC is aware, no Group Company has taken any action which has prejudiced any arrangement or agreement which it has with a Tax authority.

24.9 Any surrender of advance corporation tax by a member of the GEC Group to a Group Company has been properly documented and (in particular) all necessary claims in respect of such surrender have been submitted to the Inland Revenue.

25.   STAMP DUTY

      So far as GEC is aware, each Group Company has duly paid any stamp duty or other similar duty, levy or transaction tax for which it is liable and all documents which are required to be stamped, by virtue of which any Group Company has any right

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                                       64

      material to the business of the Group as a whole and which are in the possession, power or control of any Group Company or to the production of which any Group Company is entitled (including for the avoidance of doubt the duplicate of the registered transfer of the St. Albans Property dated 22nd August 1997) have been duly stamped.

26.   VALUE ADDED TAX

26.1 Each Group Company has complied with any obligation to register for the purposes of any purchase, value added, sales or other similar tax in any part of the world and has complied in all material respects with its other obligations (including, without limitation, with regard to record-keeping and the timing of its payment of any such tax) under any legislation relating to such tax or arising from any directions issued under such legislation.

26.2 Each Group Company resident in a member state of the European Union has been or will be able to recover or obtain credit for all amounts in respect of VAT it has incurred since the Accounts Date.

26.3 The only Group Companies which form part of the VAT Group (as defined in the Tax Covenant) are Marconi Instruments International Limited of Longacres House, Norton Green Road, Stevenage, Hertfordshire SG1 2BA (registered in England No. 934595), Sanders Instruments Limited of Longacres House, Norton Green Road, Stevenage, Hertfordshire SG1 2BA (registered in England No. 607978) and Marconi (UK).

26.4 No election under paragraph 2 of Schedule 10 VATA 1994 to waive exemption from VAT in relation to any of the Properties in the United Kingdom has been made by a Group Company or, so far as GEC is aware, by a predecessor in title.

26.5 No direction has been given by H.M. Customs & Excise under Schedule 9(A) VATA 1994 in relation to any Group Company and, so far as GEC is aware, there are no grounds under which such a direction is likely to be given.

27.   DUTIES, ETC.

      All value added tax, import duty, excise duties and other similar taxes, duties or charges payable to any tax authority upon the importation of goods or in respect of any assets (including trading stock) imported, owned or used by a Group Company have been paid in full.

28.   TAX ON DISPOSAL OF ASSETS

      On a disposal of all its assets by a Group Company for:-

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                                       65

      (A) in the case of each asset owned by a Group Company at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Accounts; or

      (B) in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition then either:-

           (a) in respect of any asset falling within (A) above, the liability to tax (if any) which would be incurred by a Group Company in respect of that asset would not exceed the amount taken into account in respect of that asset in computing the maximum liability to deferred Taxation as stated in the Accounts; or

           (b) in respect of any asset within (B) above, no tax liability would, so far as GEC is aware, be incurred by a Group Company in respect of that asset.

29.   NON-DEDUCTIBLE REVENUE OUTGOINGS

      So far as GEC is aware, no Group Company is under any obligation to make any future payment of a revenue nature which will be prevented (whether on the grounds of being a distribution or for any other reason) from being deductible for corporation tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income or (in the case of Group Companies subject to UK corporation tax) as a non-trading debit under Chapter II Part IV Finance Act 1996, by reason of any Tax legislation.

30.   DEDUCTIONS AND WITHHOLDINGS

      During the last six years, each Group Company has so far as GEC is aware made all deductions in respect or on account of any tax from any payments made or benefits provided by it which it is obliged or entitled to make and has accounted to the appropriate authority for all amounts so deducted.

31.   INTRA-GROUP TRANSACTIONS

      No Group Company has, at any time within the seven years ending on the Completion Date, acquired any asset from any other company which was, at the time of the acquisition, a member of the same group of companies as that member for the purposes of any tax.

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                                       66

32.   RESIDENCE

      (A) So far as GEC is aware, the country which is given in Schedule 8 as the tax residence of each Group Company is the only country whose tax authorities seek to charge tax on the world-wide profits or gains of that Group Company and that Group Company has never paid tax on income, profits or gains to any tax authority in any other country except that mentioned in Schedule 10 in respect of it.

      (B) No notice of the making of a direction under section 747 ICTA 1988 has been received by a Group Company and, so far as GEC is aware, no circumstances exist which will lead to the making of such a direction.

33.   GROUP INCOME

33.1 No assessment has been made under section 247 ICTA 1988 on a Group Company in respect of advance corporation tax which ought to have been paid or income tax which ought to have been deducted.

33.2  Save as disclosed, no assessment may so far as GEC is aware be made under section 247 ICTA 1988 on a Group Company in respect of advance corporation tax which ought to have paid or income tax which ought to have been deducted since the Accounts Date.

34.   REDUCTION OR ADJUSTMENT OF LOSSES

      No Group Company has engaged in or been a party to any transaction as a result of which sections 176 or 177 TCGA would apply to reduce the allowable loss on the disposal of any share or security by any Group Company or as a result of which the chargeable gain or allowable loss arising on the disposal of an asset by a Group Company would be adjusted in accordance with section 30 TCGA 1992.

35.   FOREIGN EXCHANGE AND FINANCIAL INSTRUMENTS

35.1 No Group Company has ever made any claims under section 139 Finance Act 1993 in respect of any foreign exchange or gain.

35.2 No Group Company has ever made any election to treat any qualifying assets or qualifying liabilities as matched pursuant to the Exchange Gains and Losses (Alternative Method of Calculation of Gain or Loss) Regulations 1994.

35.3 So far as GEC is aware, no Group Company has since the Accounts Date entered into a qualifying contract under Chapter II of Part IV Finance Act 1994 which remains outstanding.

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                                       67

35.4 Neither any Group Company nor the principal company of any group of which a Group Company is (or has ever been) a member has made any election under section 148 Finance Act 1994.

36.   DATA PROTECTION

36.1 Each Group Company which is required to do so under the Data Protection Act 1984 has duly registered as a data user.

36.2 So far as GEC is aware, each Group Company has complied in all material aspects with the data protection principles set out in the Data Protection Act 1984.

36.3 No individual has claimed compensation from a Group Company under the Data Protection Act 1984.

37.   SHARE CERTIFICATES

      The share certificates relating to shares in the Group Companies incorporated in England listed in Part B of Schedule 10 which are registered in the name of Marconi (UK) or an Employee are in the possession or control of Group Companies.

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                                       68

                                    SCHEDULE 4:
                LIMITATIONS ON GEC'S LIABILITY UNDER THE WARRANTIES

1.    AGREEMENTS TO WHICH THIS SCHEDULE IS APPLICABLE

      The parties intend that the provisions in this Schedule apply to this Agreement and, where so stated, to the Tax Covenant and the Environmental Undertaking. The provisions of paragraphs 4, 5, 6, 7 and 11 shall apply with respect to claims under clauses 9.1 and 9.15 of this Agreement as they apply to claims under the warranties and shall be construed accordingly.

2.    WARRANTIES

2.1 Notwithstanding anything in this Agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of GEC in respect of any claim by the Purchaser for any breach of the Warranties and, where so stated, the Tax Covenant.

2.2   The only Warranties given:

      (A) in respect of Intellectual Property are those contained in paragraph 18 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to Intellectual Property;

      (B) in respect of matters related to the Environment, are those contained in paragraphs 14 and 21 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to any matter related to the Environment;

      (C) in respect of any Property (excluding matters related to the Environment which affect any Property, to which paragraph (B) above applies), are those contained in paragraph 17 of Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to the Properties; and

      (D)  in respect of Tax, are those contained in paragraphs 22 to 35 of
           Schedule 3 and each of the other Warranties shall be deemed not to be given in relation to Tax.

3.    LIMITATIONS ON LIABILITY UNDER WARRANTIES AND UNDERTAKINGS

3.1   LIMITATIONS ON AMOUNT

      (A) The Purchaser shall not in any event be entitled to damages in respect of any claim or claims under any of the Warranties (other than Warranties 3.17 and 9.2) or the Tax Covenant or the Environmental Undertaking, except as follows:-

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                                       69

           (i) in respect of any individual claim, whether under the Warranties (other than Warranties 3.17 and 9.2), the Tax Covenant (not being a claim arising under clause 2A(iv), (v) or (vi) of the Tax Covenant or in respect of the Pre-Sale Dividend) or the Environmental Undertaking, unless the amount for which GEC is finally liable exceeds L50,000; and

           (ii) in respect of all such claims, unless and until, in the case of claims under the Warranties other than Warranties 3.17 and
                 9.2 the aggregate amount of all such claims (but ignoring claims made under the Tax Covenant and the Environmental Undertaking) for which GEC is finally liable exceeds L2,000,000, in which event the Purchaser shall be liable for the full amount of the claims (excepting always those individual claims excluded under sub-paragraph (i) above);

           and GEC shall be finally liable only if the amount of each such claim and the aggregate of all such claims which are admitted or proved in a court of competent jurisdiction exceed the relevant figure specified in sub-paragraph (i) or (ii) (as the case may be) above.

      (B) The total aggregate liability of GEC for breach of the Warranties (other than Warranties 3.17 and 9.2) and under the Tax Covenant and the Environmental Undertaking shall not in any event exceed L40,000,000 (and GEC's liability under the Environmental Undertaking shall not in any event exceed L10,000,000 within that cap), save that the aggregate liability of GEC in respect of any breach or breaches of any Warranties relating to GEC's title to the Shares shall be unlimited.

      (C) For the purpose of sub-paragraph 3.1(A)(i), claims arising out of the same causal event, matter or practice shall be aggregated and treated as a single claim.

3.2   TIME LIMITS FOR BRINGING CLAIM

      (A) No claim shall be brought against GEC in respect of any breach of the Warranties unless the Purchaser shall have given to GEC written notice of such claim specifying (in reasonable detail) the matter which gives rise to the breach or claim, the nature of the breach or claim and the amount claimed in respect thereof (detailing to the extent reasonably practicable the calculation of the loss thereby alleged to have been suffered by the Purchaser) on or before 31st December, 1999 or, in the case of claims arising under the Environmental Warranties or under the Environmental Undertaking, five years after the Completion Date or, in the case of claims arising under the Warranties contained in paragraphs 22 to 35 of
           Schedule 3, seven years from the Completion Date.

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                                       70

           PROVIDED that the liability of GEC under this sub-paragraph shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim shall not have been commenced within six months of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon GEC.

      (B) No claim shall be brought against GEC under Warranty 3.17 after the Transfer Amount (as defined in Schedule 5) has been paid in accordance with Schedule 5.

4.    CONDUCT OF LITIGATION

      Upon the Purchaser becoming aware of any claim, action or demand against it or matter likely to give rise to any of these in respect of the Warranties or the Environmental Undertaking (a "Claim"), the Purchaser shall and shall procure that the relevant Group Company shall:-

      (A) within 45 working days (or such shorter period as is necessary to enable GEC to make a substantive response to any such Claim) notify GEC by written notice as soon as it reasonably appears to the Purchaser that any such Claim of a third party received by or coming to the notice of the senior management of the Purchaser may result in a claim under the Warranties or the Environmental Undertaking;

      (B) subject to GEC indemnifying the Purchaser and/or the relevant Group Company to their reasonable satisfaction against any liability, costs, damages or expenses which may be reasonably and properly incurred thereby, take such action and give such information and, upon reasonable notice, access to relevant personnel, premises, chattels, documents and records to GEC and its professional advisers as GEC may reasonably request and the relevant Group Company and/or the Purchaser and/or the relevant member of the Purchaser's Group shall take such action and give such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any Claim in respect thereof or adjudication with respect thereto as GEC may reasonably require;

      (C) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such Claim or adjudication without the prior written consent of GEC (such consent not to be unreasonably withheld or delayed). If GEC agrees with the third party to settle or compromise a Claim, and the Purchaser refuses to agree to such settlement or compromise then, if the amount for which GEC subsequently becomes liable exceeds the figure at which it would have so settled or compromised the relevant Claim, GEC shall not be liable for the excess amount or any costs or liabilities incurred since the proposed date of settlement or compromise; and


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                                       71

      (D) subject as provided below and without prejudice to the generality of the foregoing at the request of GEC and subject to GEC indemnifying the Purchaser and/or the relevant Group Company to their reasonable satisfaction against any liability, costs, damages or expenses which may be reasonably incurred thereby, allow GEC to take the sole conduct of actions under any Environmental Warranty or the Environmental Undertaking as GEC may deem appropriate in connection with any such Claim in the name of the Purchaser or the appropriate member of the Purchaser's Group and in that connection the Purchaser shall give or cause to be given to GEC all such assistance as GEC may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such Claim. GEC shall:-

           (i) in response to reasonable requests from the Purchaser from time to time, keep the Purchaser informed of the progress of such Claim;

           (ii) provide the Purchaser with copies of such documentation relating to such Claim as it may reasonably request; and

           (iii) give the Purchaser such opportunities as it may reasonably request to make representations regarding the conduct of such Claim

           PROVIDED ALWAYS THAT, if GEC wishes to take sole conduct of a Claim under the Environmental Undertaking the following provisions shall apply. If the aggregate of all costs, liabilities and expenses arising out of such Claim (when aggregated with amounts paid or payable by GEC in respect of prior Claims under the Environmental Undertaking) (A) is reasonably expected to fall below L10 million, then GEC shall be entitled to sole conduct of such Claim (subject to paragraph (C) below); (B) is reasonably expected to exceed L10 million then GEC and the Purchaser shall have joint conduct of such Claim and (C) was thought to be below L10 million but it becomes apparent to GEC that it is likely that the aggregate will, in fact, exceed L10 million then, in cases where GEC has taken sole conduct, GEC shall promptly notify the Purchaser of the change in position and the Purchaser shall thenceforth be entitled to assume joint control of the Claim with GEC. In no event may GEC be required to indemnify the Purchaser for an amount in respect of Claims under the Environmental Undertaking in excess of L10 million.

           If the Purchaser and GEC fail to agree whether GEC is entitled to take sole conduct of a Claim, an expert opinion from an independent environmental consultant of no less than ten years experience in assessing the cost of environmental liability as to whether the costs, liabilities and expenses related to any Claim are likely to exceed L10 million (less any amounts paid or payable by GEC in respect of prior Claims under the Environmental Undertaking) shall be obtained whose opinion shall, in the absence of manifest error, be final. The costs of obtaining such opinion shall be borne equally by the parties. A copy of the opinion and any supporting material shall be available to each party.



      (E) The Purchaser undertakes to comply with its common law duties to mitigate its loss and nothing in this Agreement shall derogate from that duty.

      (F) Notwithstanding the terms of sub-paragraph (B) of this paragraph 4, GEC may not request the Purchaser to take any action against an Employee (except where there has been fraud or theft by the Employee).

5.    NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED FOR

      (A)  General

           (i) The Purchaser and those deriving title from the Purchaser on or after Completion shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once between them in respect of the same loss caused by a breach of the Warranties or a claim to which the Environmental Undertaking applies.

           (ii) No liability shall attach to GEC by reason of any breach of the Warranties if the same loss occasioned to the Purchaser or the relevant Group Company or a member of the Purchaser's Group by reason of such breach has been recovered under the Tax Covenant or the Environmental Undertaking and vice versa.

           (iii) The Purchaser shall have no rights or remedy whatsoever in respect of any fact, matter or circumstance constituting a breach of Warranty or giving rise to a claim under the Environmental Undertaking except pursuant to a claim for such breach under this Agreement, and the Purchaser hereby irrevocably waives, releases, discharges and acquits GEC from any other causes of action, known or unknown, and whether based on statute, regulation or common law, in respect of such fact, matter or circumstance, and from any claims, demands, debt, controversies, damages, costs, losses and expenses in respect thereof except as provided in this Agreement. Neither the acceptance nor the delivery of this waiver and release shall be construed as an admission of liability.

      (B)  Taxation

           In calculating the liability of GEC for any breach of the Warranties or under the Environmental Undertaking there shall be taken into account the amount by which any Taxation for which the relevant Group Company is now or in the

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                                       73

           future accountable or liable to be assessed is or will be reduced as a result of the matter giving rise to such liability, provided that if any amount paid by GEC in respect of any breach of the Warranties is held by a tax authority to be a taxable receipt of the Purchaser, then the amount so paid (the "Original Sum") shall (to the extent that such taxation has not already been taken into account in the determination of the Original Sum) be increased to the amount which after subtraction of the amount of tax paid on such increased amount is equal to the Original Sum.

      (C)  Insurances

           If, in respect of any matter which would give rise to a breach of the Warranties or a claim under the Environmental Undertaking, the Purchaser, a member of the Purchaser's Group or a Group Company is entitled (or would have been so entitled had there been maintained in force or but for any change in the terms of the policies of insurance maintained by or on behalf of a Group Company or policies providing equivalent cover thereto) to claim under any policy of insurance, then the Purchaser will notify GEC in writing of the matter giving rise to the claim, in accordance with paragraph 3.2, but will not pursue the claim against GEC unless and until the relevant Group Company, the Purchaser or a member of the Purchaser's Group shall have made a claim against its insurers and undertaken all reasonable steps to enforce such claim. The amount recovered from any such insurance claim (or any claim which could have been made had such policies or their equivalents been maintained as aforesaid) (less the Purchaser's or the Group Company's reasonable costs of recovering the same (to the extent directly attributable to such recovery)) shall then be applied to reduce or extinguish any such claims for breach of the Warranties or under the Environmental Undertaking.

      (D)  Recovery from Third Parties

           (i)   Subject to and save as provided in paragraph 2(B) of Part B of
                 Schedule 6, where the Purchaser, a member of the Purchaser's Group and/or a Group Company are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the Warranties or under the Environmental Undertaking or under any of the other provisions of this Agreement, the Purchaser shall, and shall procure that such Group Company or the relevant member of the Purchaser's Group shall, provided that GEC shall have given the Purchaser such indemnities as the Purchaser may reasonably require in connection therewith, undertake all reasonable steps to enforce such recovery prior to taking action against GEC (other than to notify GEC of the claim against GEC) and, in the event that the Purchaser or such Group Company or relevant member of the Purchaser's Group recover any amount from such other person, the amount of the claim against GEC shall be reduced by the amount

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                                       74

                 recovered, less all reasonable costs, charges and expenses incurred by the Purchaser or such Group Company or relevant member of the Purchaser's Group recovering that sum from such other person or if that sum is greater, the claim shall be extinguished.

           (ii) If GEC pays at any time to the Purchaser or the relevant member of the Purchaser's Group an amount pursuant to a claim in respect of the Warranties or under the Environmental Undertaking or under any other provisions of this Agreement and the Purchaser or relevant member of the Purchaser's Group subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall, and shall procure that or the relevant member of the Purchaser's Group shall, provided that GEC shall have given the Purchaser such indemnities as the Purchaser may reasonably require in connection therewith, take all reasonable steps to enforce such recovery, and shall forthwith repay to GEC so much of the amount paid by GEC to the Purchaser or the relevant member of the Purchaser's Group as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses incurred by the Purchaser or relevant member of the Purchaser's Group recovering that sum from such other person; and

           (iii) If any amount is repaid to GEC by the Purchaser or the relevant member of the Purchaser's Group pursuant to sub-paragraph (D)(ii) above, an amount equal to the amount so repaid shall be deemed never to have been paid by GEC to the Purchaser for the purposes of paragraph 3.1.

6.    ACTS OF THE PURCHASER

No claim shall lie against GEC under the Warranties or the Environmental Undertaking to the extent that such claim is attributable to:-

      (i) any voluntary act, omission, transaction or arrangement carried out at the written request of or with the written consent of the Purchaser before Completion;

      (ii) any voluntary act, omission, transaction or arrangement which could reasonably have been avoided, carried out by the Purchaser or on its behalf or by persons deriving title from the Purchaser on or after Completion otherwise than in the ordinary course of business and which the Purchaser knew or ought reasonably to have been aware could result in a breach of Warranty; or

      (iii) any admission of liability made in breach of paragraph 4(C) of this Schedule after the date hereof by the Purchaser, a Group Company or a member of the
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                                       75

            Purchaser's Group or on their behalf or by persons deriving title from the Purchaser on or after Completion.

7.    ALLOWANCE, PROVISION OR RESERVE IN THE MANAGEMENT ACCOUNTS

      No matter shall be the subject of a claim for breach of any of the Warranties to the extent that allowance, provision or reserve in respect of such matter shall have been made in the Management Accounts disclosed in Disclosure Document 17-116 or has been included in calculating creditors or deducted in calculating debtors in the said Management Accounts and (in the case of creditors or debtors) is identified in the records of the relevant Group Company or shall have been otherwise taken account of or reflected in the said Management Accounts save that this paragraph shall not apply to (i) the patent infringement provision referred to in paragraph 2.1(iv) of the Disclosure Letter or (ii) the excess rent provision for the Luton property.

8.    LEGISLATION

      No liability shall arise in respect of any breach of any of the Warranties or under the Environmental Undertaking if and to the extent that liability for such breach occurs or is increased wholly or partly as a result of any legislation not in force at the date hereof or which takes effect retrospectively PROVIDED THAT for the purposes of establishing whether any liability has arisen under the Environmental Warranties or under the Environmental Undertaking the new contaminated land power introduced by section 57 of the Environmental Act 1995 to the Environmental Protection Act 1990 and the first set of guidance and regulations adopted under that power (but no subsequent modifications thereto) shall be deemed to be in force and any retrospective effect of such power guidance and regulations shall not be deemed grounds for the avoidance of liability pursuant to this paragraph 8.

9.    TAXATION

      GEC shall not be liable in any event in respect of any claim in respect of any breach of the Warranties:-

      (A) to the extent that that claim arises or is increased as a result only of any increase in rates of Tax or any change in law or practice or any withdrawal of any extra-statutory concession by a Tax authority or any change in accountancy practice or principles, being an increase, withdrawal or change made, in any such case, after Completion with retrospective effect; or

      (B) to the extent that that claim would not have arisen or would have been reduced but for a failure or omission on the part of the Purchaser or the relevant Group Company after Completion to make any election or claim any Relief, the making or claiming of which was taken into account in computing the provision or reserve for Tax in the Accounts; or
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                                       76

      (C) the extent that that claim arises by reason of a voluntary disclaimer by the relevant Group Company after Completion of the whole or part of any allowance to which it is entitled under Part II of the Capital Allowances Act 1990 or by reason of the revocation by the relevant Group Company after Completion of any claim for Relief made (whether provisionally or otherwise) by it prior to Completion; or

      (D) to the extent that that claim arises as a result of any changes after Completion in the bases, methods or policies of accounting of the Purchaser or the relevant Group Company; or

      (E) to the extent that any income, profits or gains to which that claim is attributable were actually earned or received by or actually accrued to the relevant Group Company but were not reflected in the Accounts; or

      (F) to the extent that that claim arises or is increased as a consequence of any failure by the Purchaser to comply with any of its obligations under the Tax Covenant ; or

      (G) to the extent that that claim would not have arisen but for a cessation of, or any change in the nature or conduct of, any trade carried on by the relevant Group Company, being a cessation or change occurring on or after Completion.

10.   THE PURCHASER'S KNOWLEDGE

      GEC shall not be liable under the Warranties to the extent that the Purchaser or any member of the Purchaser's Group (as the same is constituted on the date hereof) or any of their respective relevant employees or agents had knowledge on the date hereof of the matters forming the basis of the claim.

      For the purposes of this paragraph 10, the Purchaser or any member of the Purchaser's Group at the date hereof or any of their respective employees or agents shall be deemed to have knowledge of the matters forming the basis of the relevant claim only if and to the extent that the employees or agents of the Purchaser or relevant member of the Purchaser's Group were given access to any document or other source of information which fairly disclosed such fact or from which such fact was apparent provided that no person shall be deemed to have knowledge of any matter to the extent that the person who was given access to the relevant document or other source of information could not reasonably be considered to be capable of assessing the significance of such matter.

11.   NO LIABILITY FOR CONTINGENT OR NON-QUANTIFIABLE CLAIMS

      If any breach of the Warranties or under the Environmental Undertaking arises by reason of some liability of any member of the Purchaser's Group or of the Purchaser or a Group Company which, at the time such breach or claim is notified to GEC, is contingent only or otherwise not capable of being quantified, then GEC shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent or becomes capable of being quantified, as the case may be.

12. NO WARRANTIES GIVEN IN RESPECT OF FORECASTS, BUDGETS OR PROJECTIONS, THE INFORMATION MEMORANDUM, THE KPMG REPORT OR THE DISCLOSURE DOCUMENTS.

      The Purchaser acknowledges that no Warranties are given by GEC in respect of forecasts, budgets or projections or, in respect of any statement made, information given or opinion expressed in the Information Memorandum, the KPMG Report or in any Disclosure Document.

13.   PAYMENT TO BE ADJUSTMENTS OF PURCHASE PRICE

      Subject to clause 9 of this agreement, any payment made by GEC in respect of any claim under the Warranties or under the Environmental Undertaking or the Tax Covenant and any payment received by GEC pursuant to this Agreement shall constitute an adjustment to the Aggregate Purchase Price payable under clause 3 (Consideration) of this Agreement.

14.   FRAUD

      For the avoidance of doubt, the provisions of this Schedule shall take effect subject to the provisions of clause 15.4 of this Agreement.

15.   ASIA

      Neither GEC nor any member of the GEC Group shall have any liability whatsoever to the Purchaser under any of the Warranties by reason of any of the businesses of any Group Company being adversely affected (before or after the date of this Agreement) by the economic conditions affecting Asia or any part thereof.

                                    SCHEDULE 5:
                                PENSION ARRANGEMENTS

                               PART A - MARCONI (UK)

      1. In this Part of this Schedule, the following expressions shall have the meanings assigned to them below:

      "ACTUARY'S LETTER"           the letter from SPT to the Purchaser's
                                   Actuary, a copy of which is appended hereto as Appendix A to this Part of this Schedule;

      "GEC SCHEME"                 the retirement benefits scheme established
                                   by GEC, and known as "the G.E.C. 1972 Plan" constituted by a Definitive Trust Deed and Rules dated 4th March, 1982 as amended;

      "INTERIM PERIOD"             the period commencing on the day
                                   immediately following Completion and ending on the day immediately preceding the Pension Transfer Date;

      "PAYMENT DATE"               the date falling 6 months after the Pension
                                   Transfer Date or such other date as shall reasonably be agreed by SPT and the Purchaser's Actuary;

      "PENSIONABLE EARNINGS"       has the meaning defined in the rules
                                   governing the GEC Scheme from time to time;

      "PENSIONS LEGISLATION"       the Pensions Act 1995 and regulations
                                   thereunder made or to be made in the
                                   future;

      "PENSION TRANSFER DATE"      the date falling six months after
                                   Completion or such earlier date as may be notified in writing by the Purchaser to GEC;

      "PURCHASER'S ACTUARY"        Moray Sharp of Lane, Clark & Peacock or
                                   such other actuary appointed by the
                                   Purchaser and notified in writing to GEC for the purposes of this Part of this Schedule;

      "SPT" Stanhope Pension Trust Limited, being the trustee for the time being of the GEC Scheme;

      "TRANSFER AMOUNT"            the amount calculated in accordance with
                                   the Actuary's Letter in respect of benefits prospectively and contingently payable under the GEC Scheme to and in respect of the Transferring Members accrued up to the Pension Transfer Date;

      "TRANSFEREE SCHEME"          the retirement benefits scheme or schemes
                                   to be established or nominated by the
                                   Purchaser under paragraph 2.1 of this Part of this Schedule;

      "TRANSFERRING EMPLOYEES"     those Employees who are members of the GEC
                                   Scheme at the date of this Agreement and who are eligible to become members of the Transferee Scheme; and

      "TRANSFERRING MEMBERS"       those Transferring Employees who join the
                                   Transferee Scheme on the Pension Transfer
                                   Date and who elect that their accrued
                                   rights under the GEC Scheme are transferred to the Transferee Scheme and who are still in service with Marconi (UK) at the time of such election.

2.    The Purchaser undertakes to:

      2.1 establish or procure the establishment of a retirement benefits scheme or a personal pension scheme or schemes, by the Pension Transfer Date, in a form capable of approval by the Board of Inland Revenue as an exempt approved scheme under Chapter 1 or Chapter IV of Part XIV of ICTA 1988 or nominate an existing retirement benefits scheme which is so approved and which is able and willing to accept a transfer payment from the GEC Scheme in respect of each Transferring Member in accordance with the provisions of this Part of this Schedule;

      2.2  notify GEC in writing with particulars of the Transferee Scheme; and

      2.3 invite the Transferring Employees who remain members of the GEC Scheme and who have not reached their normal retirement date to become members of the Transferee Scheme with effect from the Pension Transfer Date.

3.1 GEC undertakes that it will take all reasonable endeavours (including obtaining the consent of the Pension Schemes Office of the Inland Revenue) as are necessary to permit the Transferring Employees and the Company to continue to participate in the GEC Scheme for all pension and death in service benefits during the Interim Period as members and associated employer.

3.2 GEC undertakes to procure that during the Interim Period no amendments will be made to the GEC Scheme or payment made from the GEC Scheme which will adversely affect the Transfer Amount and that any increase in the rate of contributions to the GEC Scheme shall not apply to the Company or to any of the Transferring Employees without, in either case, GEC giving such notice as is reasonably practicable in the circumstances, being at least two weeks.

3.3 GEC undertakes to procure that the GEC Scheme will not be terminated or commence to wind-up during the Interim Period without giving such notice in writing as is reasonably practicable in the circumstances, being at least two weeks.

4. Marconi (UK) shall cease to participate in the GEC Scheme at the end of the Interim Period.

5. In respect of the Interim Period, the Purchaser undertakes to GEC (for itself and as agent for SPT) that:

      5.1 Marconi (UK) will pay to SPT contributions to be made by and in respect of the Transferring Employees at the following rates:-

           (a) Marconi (UK) six (6) per cent of Transferring Employees Pensionable Earnings, or such other rates applicable to participating employers generally as are in force under the trust deed and rules governing the GEC Scheme from time to time; and

           (b) for each Transferring Employee, three (3) per cent of his Pensionable Earnings or such other rates applicable to participating employees generally as are in force under the trust deed and rules governing the GEC Scheme from time to time.

      5.2 Marconi (UK) will pay a management charge to the principal company of the GEC Scheme of 1.6% of Marconi (UK)'s Transferring Employees' Pensionable Earnings in respect of the whole of the Interim Period;

      5.3 the Purchaser will procure that Marconi (UK) complies with the rules of the GEC Scheme; and

      5.4 the Purchaser shall procure that the contributions payable by the Transferring Employees at the rate prescribed by the rules of the GEC Scheme shall be deducted from the remuneration of the Transferring Employees.

      Both Marconi (UK) and the Transferring Employees' contributions shall become due monthly in arrears on pay up to and including the 5th of each month and shall be paid immediately to SPT.

6. Immediately after the Pension Transfer Date GEC shall use all reasonable endeavours to procure that SPT shall:

      6.1 determine the Transfer Amount (as if for the purposes of this calculation all the Transferring Employees are Transferring Members) in accordance with the terms and assumptions set out in the Actuary's Letter;

      6.2 within 2 months of the Pension Transfer Date promptly communicate the results of its calculations to the Purchaser's Actuary; and

      6.3 agree the amount with the Purchaser's Actuary not later than 3 months after the Pension Transfer Date.

7. Subject to the Purchaser complying with its obligations under this Part of this Schedule and provided that SPT and the Purchaser's Actuary have agreed the Transfer Amount in accordance with the provisions of paragraphs 6 and 10 of this Part of this Schedule, GEC shall use all reasonable endeavours to procure that SPT shall (subject to the approval of the Board of Inland Revenue) transfer on the Payment Date to the Transferee Scheme in cash the Transfer Amount in respect of the Transferring Members from whom SPT has received a completed election form [substantially in the form of Appendix B to this Part of this Schedule.

8. Subject to the receipt of the Transfer Amount by the Transferee Scheme the Purchaser will procure that the Transferee Scheme will provide (subject to Inland Revenue limits not being exceeded) pensions (including spouses' pensions where applicable) and other benefits for or in respect of each of the Transferring Members in respect of service prior to the Pension Transfer Date which are reasonably agreed by the Purchaser's Actuary and SPT as being no less favourable overall than the benefits for such service to which the Transferring Members are entitled under the GEC Scheme on the day before the Pension Transfer Date on the basis of the actuarial assumptions in Appendix A to this Schedule or if the Transferee Scheme is a defined contributions scheme that part of the Transfer Amount which is reasonably agreed by SPT and the Purchaser's Actuary as being applicable to each Transferring Member shall be credited in full to provide benefits in respect of service prior to the Pension Transfer Date for the relevant Transferring Member.

9. If any of the Transferring Members pay additional voluntary contributions in respect of which the benefits are not related to pensionable service or final pensionable earnings, the voluntary contributions and the additional benefits payable as a result shall be disregarded for all the purposes of this Part of this Schedule. GEC shall use all its reasonable endeavours to procure that the part of the voluntary contribution fund attributable to the Transferring Members in accordance with the rules of the GEC Scheme is transferred to the Transferee Scheme on the Payment Date.
10. GEC and the Purchaser shall, where there is any dispute between SPT and the Purchaser's Actuary concerning the determination of the Transfer Amount or of any other actuarial matters to be determined or agreed by them for the purposes of this Part of this Schedule, refer the matter to an independent actuary to be nominated jointly by GEC and the Purchaser or, failing agreement over the nomination, nominated by the President for the time being of the Institute of Actuaries. The person so appointed shall act as an expert and not as an arbitrator, his decision shall be final and binding and his fees shall be borne equally by GEC and the Purchaser.

11. Each of SPT and the Purchaser's Actuary may request of each other, of GEC or of the Purchaser information reasonably necessary for effecting the transfer arrangements specified under paragraphs 6 to 9 of this Part of this Schedule, provided such information is within the possession or control of the party from whom it is requested. GEC or the Purchaser, as the case may be, shall use its best endeavours to procure that all such information reasonably requested in writing shall be supplied to the party requesting it within 14 days of each such request, and shall be accurate and complete in all material respects.

12. No Employee who is not at Completion a member of the GEC Scheme shall be entitled under this Part of this Schedule to become a member thereof after Completion.

13. It is acknowledged that SPT and the trustees of the Transferee Scheme are not parties to this Agreement and are not bound by the terms hereof.

14. GEC and the Purchaser acknowledge that the Pensions Legislation imposes requirements and discretions on employers under and in relation to the GEC Scheme.

      14.1 The Purchaser agrees that it will procure that Marconi (UK) will agree that GEC (or a subsidiary or associated company of GEC determined, in its absolute discretion, by GEC) may after notifying Marconi (UK) make all decisions and exercise all discretions in relation to the GEC Scheme necessary or desirable by or under the Pensions Legislation.

      14.2 While Marconi (UK) remains a participating employer in the GEC Scheme, the Purchaser shall procure that Marconi (UK) will in relation to the GEC Scheme:

            (A) exercise no right or discretion conferred on it by or under the Pensions Legislation without the prior written consent of GEC (such consent not to be unreasonably withheld);
            (B) exercise each right or discretion conferred on it by or under the Pensions Legislation (including, for the avoidance of doubt, contracting out) as reasonably directed from time to time in writing by GEC;

            (C) co-operate with GEC and SPT in providing information about, and access to, the Transferring Employees from time to time;

            (D) from time to time execute all such deeds, documents, agreements, consents or approvals for the purpose of complying with its obligations under this sub-paragraph as may be reasonably considered necessary or desirable by GEC; and

            (E) if reasonably requested by GEC execute a deed irrevocably appointing GEC as its attorney to execute (in the name of such Group Company or otherwise) from time to time any such deeds, documents, agreements, consents or approvals.

      14.3 Without prejudice to the generality of the foregoing, the Purchaser shall procure that Marconi (UK) will at the request of GEC irrevocably:

            (A) nominate GEC as the "appropriate person" and the person to act for it for the purposes of sub-section 21(9) of the Pensions Act 1995 (as to be inserted by paragraph 1(1)(g) of Schedule 3 to the Occupational Pension Schemes (Member-nominated Trustees and Directors) Regulations 1996) in relation to the GEC Scheme;

            (B) agree that the consultation required by section 35(5)(b) of the Pensions Act 1995 by SPT with the employer in relation to the written statement of investment principles may be with GEC to its exclusion; and

            (C) nominate GEC as its representative for the purposes of section 58(4)(a) of the Pensions Act 1995 (as to be amended by paragraph 2 of Schedule 5 to the Occupational Pension Schemes (Minimum Funding Requirement and Actuarial Valuations) Regulations 1996) in relation to the GEC Scheme.

      14.4 GEC may exercise the authorities and discretions envisaged by this paragraph in its absolute unfettered discretion and in its own interests. GEC owes no duty or responsibility to the Purchaser or Marconi (UK) in relation to the exercise of the authorities and discretions envisaged as conferred on GEC by this paragraph.

                                      APPENDIX A

                            STANHOPE PENSION TRUST LIMITED


                                                  Direct dial: (01785) 274730



                                                  Our ref: DOC/S/04 (07.05.1997)

                                                  - 1998


Dear Sirs

THE G.E.C. 1972 PLAN

Stanhope Pension Trust Limited is the trustee of the G.E.C. 1972 Plan, comprising The GEC Plan and the Selected Benefit Scheme, the latter being an arrangement for additional voluntary contributions.

We offer to pay transfer values to the trustees of the Purchaser's Scheme in respect of those employees who are members of the G.E.C. 1972 Plan.

Transfer values will be calculated as described below, based on benefits accrued to the date of cessation of pensionable service and adjusted, as appropriate, for increases to the date of calculation (the "Calculation Date").

THE GEC PLAN

INTEREST

                                   IN DEFERMENT                       IN POSSESSION

                       Projected    Discounted   Net rate  Increases  Discounted  Net rate
                           at           at                    of          at
 "Basis 1" pension        4.0%         9.0%        4.81%      3.5%       8.0%      4.35%
 "Basis 2" pension        0.0%         9.0%        9.00%      3.5%       8.0%      4.35%
 "Basis 3" pension        8.0%         9.0%        0.93%      3.5%       8.0%      4.35%



The projection of pensions will be adjusted for the timing of increases.

Pensions which have arisen from transfers into the Plan will be projected at 3.5% and discounted at 9.0% (leading to a net rate of 5.31% per annum) over the period of deferment.

Benefits which do not attract the normal Plan increases of the lesser of 5% and the increase in the retail prices index will be valued by allowing for the appropriate rate of increase in possession.

MORTALITY


In deferment -      PA90 tables, rated down two years for both males and
                    females.
In possession -     PA90 tables, rated down two years for both males and
                    females.
Spouses' pensions - PA90 tables, rated down two years for both males and females.

OTHER DECREMENTS

Nil.

SPOUSES' BENEFITS

Wives are assumed to be three years younger than their husbands and 90% of members are assumed to be married.


FURTHER ADJUSTMENT:
                                     The unit liability of all benefits within the Plan will be increased by a factor of
                                     1.05 if the member is aged less than 55 at the time of transfer. For members aged greater than 55, an adjustment will be calculated according to age, interpolating between values of 1.05 for members aged 55 and 1.0 for members aged 65.

ADJUSTMENT TO MARKET VALUE:

The actuarial value of the benefits will be adjusted to market value by multiplying by the following factors:

If age is less than (or      :       4.25 divided by the yield on the FTSE
precisely equal to) 55               Actuaries All-Share Index on the first
                                     working day of the month in which the
                                     Calculation Date occurs.

If age is 65                     :   the lesser of
                                     (i) the value of a unit holding in a 15
                                     year stock with coupon of 8%, payable
                                     annually in arrears valued at the
                                     annualised yield on the FT-Actuaries Fixed
                                     Interest 15 Year Medium Coupon Index on
                                     the first working day of the month in
                                     which the Calculation Date occurs, and
                                     (ii) the value of a unit holding in a 15 year stock with coupon of 3.85%, payable annually in arrears valued at the annualised yield on the FT-Actuaries
                                     Index-Linked Over 5 years (5% inflation) index on the first working day of the month in which the Calculation Date occurs.

If age is between 55 and 65      :   through linear interpolation, on the first
                                     working day of the month in which the
                                     Calculation Date occurs, according to age, by reference to the values at ages 55 and 65.

In valuing benefits which are subject to fixed or no increases, (ii) above will be ignored.

MINIMUM VALUE

The transfer value for any member will be not less than the member's accumulated contributions to The GEC Plan with credited interest to the Calculation Date.

SELECTED BENEFIT SCHEME (SBS)

The transfer value for each member will be the retirement credits accumulated to the Calculation Date.

AGGREGATE TRANSFER VALUE

The aggregate transfer value before expenses for each member will be calculated as the highest value produced under Bases 1, 2 and 3 (as described in the April 1997 edition of The GEC Plan explanatory booklet) and the minimum value referred to above, together with any SBS retirement credits.

EXPENSES

A deduction for expenses will be made from the total of the aggregate transfer values on the attached scale.

GUARANTEE OF BASIS

Transfer values are guaranteed for three months from the Calculation Date after which we would reserve the right to substitute a different basis.

ADJUSTMENT

The total transfer value net of expenses will be subject to interest between Calculation Date and payment date at Midland Bank base rate.

TRANSFER AGREEMENT

This letter will be subject to the consent of members concerned and to a formal agreement between the trustees of the respective pension schemes covering:

(i)   Quantification of the transfer values.

(ii)  Application of the transfer values.

(iii) Assurance regarding solvency of the Purchaser's pension scheme.

Yours faithfully,





Philip E Read
Director

                            STANHOPE PENSION TRUST LIMITED

                    EXPENSES ON TRANSFER VALUES PAID AND RECEIVED


               GROSS VALUE                                 EXPENSES

                      L                          L              L                                                         L


                            0 Up to                20,000                           2.50%    of gross value

 Over                  20,000 Up to                50,000          500  plus        2.00%    on gross value over            20,000

 Over                  50,000 Up to               100,000        1,100  plus        1.50%    on gross value over            50,000

 Over                 100,000 Up to               500,000        1,850  plus        1.25%    on gross value over           100,000

 Over                 500,000 Up to             1,000,000        6,850  plus        1.00%    on gross value over           500,000

 Over               1,000,000 Up to             2,000,000       11,850  plus        0.80%    on gross value over         1,000,000

 Over               2,000,000 Up to             5,000,000       19,850  plus        0.60%    on gross value over         2,000,000

 Over               5,000,000 Up to            10,000,000       37,850  plus        0.40%    on gross value over         5,000,000

 Over              10,000,000 Up to            20,000,000       57,850  plus        0.20%    on gross value over        10,000,000

 Over              20,000,000 Up to            50,000,000       77,850  plus        0.08%    on gross value over        20,000,000

 Over              50,000,000 Up to           100,000,000      101,850  plus        0.03%    on gross value over        50,000,000

 Over             100,000,000                                  116,850  plus        0.01%    on gross value over       100,000,000



 Note 1 For multiple transfers, total expenses will be allocated in the proportion that each transfer value bears to the aggregate transfer values.

       2 Expenses are deducted from that part of a transfer value not attributable to member's contributions and the balance of expenses, if any, from member's contributions including AVCs.

                                      APPENDIX B
                                      ----------
                             FORM OF AGREEMENT AND OPTION
                             ----------------------------

From:          [Merge 'NAME']
National Insurance No:   [Merge 'NINO']

To:  Trustee[s] of the [           Scheme]

     and

     Stanhope Pension Trust Limited (the Trustee of the G.E.C. 1972 Plan comprising The GEC Plan and Selected Benefit Scheme)

I refer to the letters from Stanhope Pension Trust Limited dated
[                         ] and the [                  Scheme] dated
[                            ]

PLEASE TICK ONE BOX ONLY TO SPECIFY YOUR REQUIREMENTS, AND SIGN AND DATE THIS FORM AND ENTER YOUR HOME ADDRESS.

/ /  A    I request the Trustee of the G.E.C. 1972 Plan ('the Plan') to retain my rights to benefit under the Plan in respect of pensionable service
          to [                            ].

/ /  B    I have become a member of the [                         Scheme] and I
          require the Trustee of the G.E.C. 1972 Plan ('the Plan') to transfer the value of all benefits which have accrued to or in respect of me under the Plan to the Trustee[s] of the
          [                         Scheme] in accordance with the above
          letters.

/ /  C    I wish to receive a Statement of Entitlement giving the transfer value available to a Personal Pension Scheme with...........................

          ......................................................................

          ......................................................................

          ......................................................................
          (insert name and address of pension provider)

I understand and acknowledge that following the making of a transfer to the
Trustee[s] of the [                         Scheme] in accordance with option B
above, neither I nor any person claiming under or in respect of me (whether a spouse, dependant or otherwise) will have any entitlement under the G.E.C. 1972 Plan.


Signature:                                Date:
          ..............................        ................................

Home address:
             ..................................................................

 ...............................................................................

 .........................................   Postcode:
                                                     ..........................


PLEASE RETURN THIS TO [YOUR PERSONNEL DEPARTMENT] NO LATER THAN
[                   ]


Issued by:     Special Projects Department
               Stanhope Pension Trust Limited
               PO Box 20
               Lichfield Road
               Stafford ST17 4LN

                                PART B - MARCONI (US)

BENEFITS

1. As of the Completion Date, the Purchaser (or an affiliate thereof) will extend to active Affected Employees of Marconi (US) benefit plans and programs comparable to that offered similarly situated employees presently employed by the Purchaser. For the purposes of this Part B, "Affected Employee" means individuals who are employees of Marconi (US) on the Completion Date. The Purchaser shall, as of the Completion Date, offer to all Affected Employees membership of all the Guarantor's benefit plans, including, without limitation, medical, health and dental plans. on terms no less favourable than those generally available to other members of each such plan .

ACCRUED VACATION

2. The Purchaser shall be responsible for all vacation, holiday, sickness and personal days accrued by the employees of Marconi (US) as of the Completion Date.

PARTICIPATION IN BENEFITS PLANS

3.    Affected Employees shall be given credit for all service with Marconi
      (US) under Purchaser's employee benefit plans and other benefit arrangements for purposes of determining eligibility to become a participant (and in the case of any retirement plan their vested interest) based on their original date of hire with Marconi (US). For each Affected Employee who was enrolled for group medical and dental coverage on the Completion Date and who enrols in Purchaser's group medical plan as of the Completion Date, the Purchaser shall (i) cause to be waived any pre-existing condition limitation that might otherwise apply to such Affected Employee and (ii) agrees to recognise (or cause to be recognised) the dollar amount of all expenses incurred by such Affected Employees during the calendar year in which the Completion Date occurs for purposes of satisfying the calendar year deductible and co-payments limitations in accordance with the terms of the Purchaser's plan. GEC shall provide the Purchaser with a true and complete listing of all amounts so expended and such other information as the Purchaser may require in order properly to administer the provisions of this Section.

PARTICIPATION IN GEC'S EMPLOYEE PENSION BENEFIT PLANS

4.1 As of the Completion Date, Affected Employees' participation in the following plans shall terminate:-

      GEC-USA Employees' Savings and Investment Plan ("GEC Savings Plan"), and

      GEC-USA Employees' Retirement Plan ("GEC Retirement Plan").

      Affected Employees shall thereafter be entitled to the benefits which they have accrued as of the Completion Date, to the extent then vested, in accordance with the respective terms of such plans. Prior to the Completion Date, GEC shall take any and all actions necessary to effect this termination of participation.

4.2 The Purchaser shall pay, or cause Marconi (US) to pay, to the trust which funds the GEC Savings Plan all contributions required to be paid to such trust for periods ending prior to or on the Completion Date in order for the plan to satisfy the requirements of Section 401 of the Internal Revenue Code of 1986 or otherwise to satisfy the terms of such plan, including but not limited to employee pre-tax and after-tax contributions, employer matching contributions, and any other employer contributions. The Purchaser shall also furnish to GEC or one of its affiliates after the Completion Date such information from the books and records of Marconi (US) as may be reasonably requested by GEC or one of its affiliates with respect to the plans described above.

PARTICIPATION IN GEC'S EMPLOYEE WELFARE BENEFIT PLANS

5. As of the Completion Date, the participation of Affected Employees and the dependants of any Affected Employee (collectively hereinafter referred to as "Subsidiary Welfare Participants") in the GEC-USA Employees' Welfare Benefit Plan ("GEC Welfare Plan") shall terminate provided that:

5.1 The GEC Welfare Plan shall pay in accordance with the terms of the plan, claims covered by the plan which are incurred prior to or on the Completion Date. For this purpose, a life insurance claim is incurred on the date of death; a long-term disability claim is incurred on the date the employee's absence from work begins which qualifies the employee to receive long-term disability benefits; and medical and dental claims are incurred on the date the services are rendered.

5.2   [clause deleted]

5.3 The Purchaser shall assume and satisfy the obligation of GEC, a direct or indirect subsidiary of GEC, or the GEC Welfare Plan to offer on or after the Completion Date continued medical and dental expense coverage with respect to the Subsidiary Welfare Participants who incur a qualifying event on or after the Completion Date which is required by Section 4980B of the Internal Revenue Code of 1986, as amended, or Section 501 of the Employee Retirement Income Security Act of 197, as amended. All other liabilities and obligations arising under Code Section 4980B of ERISA
      Section 501 shall remain with GEC and the GEC Welfare Plan.

5.4 The Purchaser shall pay, or cause Marconi (US) to pay, all amounts which are paid by the GEC Welfare Trust under the GEC Flexible Spending Account Program portion of the GEC Welfare Plan as a reimbursement or payment of medical, dental and dependent care expenses and for which the GEC Welfare Trust has not received payment from Marconi (US) as of the Completion Date.

6. The Purchaser will indemnify and hold harmless GEC and the direct or indirect subsidiaries of GEC from and against damages, including attorney fees, arising from the failure of the Purchaser or Marconi (US) to satisfy the obligations imposed on the Purchaser or Marconi (US) under this Part of this Schedule. GEC (and each of its affiliates) shall indemnify and hold Purchaser (and each of its affiliates) harmless from and against damages, including attorney fees arising from the failure to satisfy the obligation imposed on GEC (or any affiliate thereof) under this part of this Schedule.

STATUS OF BENEFIT PLANS

7. A complete and accurate list of all plans, practices and arrangements that provide retirement, medical, dental, life, accidental death, dismemberment, severance or long term disability benefits (including any section 125 plans that provide such benefits) to employees or former employees which Marconi (US) or any of its subsidiaries maintains or contributes to, or has any obligation to contribute to, or has or could incur any liability (whether actual or contingent, directly or indirectly) ("Benefits Plans")is Disclosure document 17-123. The Benefits Plans have been administered and maintained in substantial compliance with all laws, rules and regulations and all reports required by any governmental agency have been filed. No Benefit Plan is a "multi-employer plan" within a meaning of Section 3(37) of ERISA.

7.1 No event has occurred or is expected to occur in connection with any Benefit Plan which could subject the Purchaser (or any affiliate thereof) to any liability. Except as provided in paragraphs 4.2, 5.3 and 5.4 above, GEC shall retain and satisfy all liabilities, direct or indirect, known or unknown, actual or contingent, associated with any Benefit Plan(except for the Marconi (US) Severance Policy) (which shall subject to paragraph 7.3 below include but shall not be limited to any liability, other than a liability to Tax, arising from the exclusion of part-time employees from the profit-sharing (401(k)) plan (the "Profit-Sharing Plan")), and neither the Purchaser nor any of its affiliates shall have any obligation or liability whatsoever with regard to any such Benefit Plan. The provisions of this paragraph 7.1 and paragraph 6 above shall survive the Completion Date.

7.2 With respect to any Benefit Plan that is subject to the provision of Title IV of ERISA, (i) no such plan has been terminated so as to result, directly or indirectly, in any liability, contingent or otherwise, to the Purchaser (or any affiliate thereof); (ii) no complete or partial withdrawal has been made which might result in any liability to the Purchaser (or any affiliate thereof); (iii) no proceeding has been initiated by any person (including the PBGC) to terminate any such plan;
      (iv) no condition or event currently exists or is currently expected to occur that could result, directly or indirectly, in any liability to the Purchaser (or any affiliate thereof); (v) if any such plan were to be terminated or if any person were to withdraw from such plan, neither the Purchaser nor any of its affiliates would incur, directly or indirectly, any liability; (vi) no reportable event (as defined in ERISA) has occurred with respect to any such plan; (vii) no such plan has incurred any accumulated funding deficiency, whether or not waived, and no application has been made for waiver; (viii) each contribution required to be made to each such plan has been made when due.

7.3 At the request of GEC, and subject to GEC indemnifying the Purchaser and/or the relevant Group Company to their reasonable satisfaction against any liabilities, costs, damages or expenses which may be reasonably and properly incurred thereby, the Purchaser shall allow GEC to take the sole conduct of any discussions, negotiations or proceedings with the Internal Revenue Service or any other Government authority or organisation or court in connection with the exclusion of part-time employees from the GEC-USA Employees' Savings and Investment Plan and in that connection the Purchaser shall give or cause to be given to GEC all such assistance as GEC may reasonably require in connection with settling or compromising such discussions, negotiations or proceedings.

8.    INDEMNITY

8.1 The Purchaser agrees to indemnify GEC, any member of the GEC Group and the trustee and administrator of any Benefit Plan including, the GEC Welfare Plan, against any COBRA Liabilities in respect of any Retained Employees.

8.2   For the purposes of this paragraph 8:

      "Retained Employees" means any Affected Employee who elects to continue with medical, health and dental coverage under the GEC Welfare Plan after the Completion Date.

      "COBRA Liabilities" means all liabilities, losses, costs, damages, claims or expenses relating to or in connection with the continuing medical, health and dental coverage under the GEC Welfare Plan, to the extent that such liabilities, losses, costs, damages, claims or expenses would have been sustained or borne by the Guarantor or the medical health and dental plan maintained by the Guarantor if the Retained Employee had in fact elected to join such plan maintained by the Guarantor immediately after the Completion Date less the premiums generally payable by similar members of such plan.

8.3 GEC shall calculate and then agree with the Purchaser (such agreement not to be unreasonably withheld or delayed) any amount payable under this paragraph 8. The Purchaser shall furnish to GEC such information as may be reasonably requested for the purposes of making such a calculation.

                                    SCHEDULE 6:
                        PART A - REAL PROPERTY UNDERTAKINGS

1.1 GEC shall as soon as is reasonably practicable apply for and use its reasonable endeavours to obtain the Requisite Consent as soon as possible.

1.2 The Purchaser shall use its best endeavours to assist and shall procure that Marconi (UK) assists GEC in obtaining the Requisite Consent and in particular shall promptly provide all such information as GEC may reasonably require in relation to the obtaining of such consent and such other information as the landlord may be entitled to request under the terms of the lease of the Longacres Property.

1.3 If reasonably required by the landlord the Purchaser will procure that Marconi (UK) enters into a direct covenant with the landlord to observe and perform the terms of the lease of the Longacres Property throughout the remainder of the term and (if the landlord is so entitled) any statutory extension of it.

1.4 If the landlord is entitled to require additional security in accordance with the provisions of the lease of the Longacres Property and reasonably withholds Requisite Consent to the transfer of the Longacres Property to Marconi (UK) the Purchaser will take an Assurance in its own name of the Longacres Property or guarantee the obligations of Marconi (UK) under the lease and will enter into a direct covenant with the landlord to observe and perform or (as the case may be) guarantee the observance and performance of the terms of the lease of the Longacres Property throughout the remainder of the term and (if the landlord is so entitled) any statutory extension of it.

1.5 If the landlord is entitled to require additional security in accordance with the provisions of the lease of the Longacres Property and reasonably withholds Requisite Consent to the transfer of the Longacres property to Marconi (UK) or the Purchaser or to Marconi (UK) guaranteed by the Purchaser, GEC shall as soon as reasonably practicable apply for and use its reasonable endeavours to obtain the Requisite Consent to the grant to the Purchaser of an underlease of the Longacres Property on the same terms as the terms of the lease of the Longacres Property and the Purchaser shall take such an underlease of the Longacres Property within five days of the grant of the Relevant Consent.

1.6   With effect from the Completion Date GEC will procure that the Longacres
      Property is held on trust for Marconi (UK).   Marconi (UK) shall on and
      from the Completion Date be permitted to enter into occupation of the Longacres Property as licensee of GEC and shall be entitled to receive all profit and other income from it.

1.7 The Purchaser shall from the Completion Date until legal completion in respect of the Longacres Property be responsible for the payment of all outgoings in respect of the Longacres Property (save that any rent or sums payable to the landlord shall be paid by the Purchaser to GEC not less than 4 working days before they are due and GEC shall promptly pay or procure payment of such sums to the landlord) and shall procure that Marconi (UK) observes and performs the covenants, agreements, conditions and stipulations on the part of the lessee to be performed and observed under the lease of the Longacres Property and shall indemnify GEC against any losses arising out of any breach of those obligations.

1.8 If the Requisite Consent has not been obtained within 12 months after the Completion Date or earlier if the landlord itself shall take proceedings against GEC alleging a breach of the alienation covenant of the lease of the Longacres Property then GEC shall at the joint cost of GEC and the Purchaser make an application to a competent court for a declaration that the Requisite Consent has been unreasonably withheld.

1.9 Notwithstanding the foregoing the Purchaser may at any time on giving notice to GEC elect to take an assignment of the lease of the Longacres Property in respect of which the Requisite Consent has not been obtained and shall in that case provide to GEC in the Assurance of the Longacres Property to itself an indemnity against all demands, claims, losses, damages, costs, expenses and other liabilities whatsoever which may be suffered or sustained by GEC as owner of the Longacres Property as a result of such Assurance being completed without the Requisite Consent.

1.10 The Assurance of the Longacres Property shall be completed on whichever is the latest of:-

      (A)  the Completion Date;

      (B) the date five working days after the Requisite Consent shall have been obtained; and

      (C) where the Requisite Consent has not been obtained, the later of (i) the date five working days after the Purchaser shall give notice to GEC of its desire to exercise its rights in relation to the Longacres Property pursuant to paragraph 1.9 and (ii) the date five working days after a court or competent jurisdiction has issued a declaration to the effect that the Requisite Consent has been unreasonably withheld.

1.11 On legal completion of the Longacres Property GEC will execute an Assurance of the Longacres Property to Marconi (UK) or to the Purchaser as the case may be in the form of the Assurance and then the Purchaser will or procure that Marconi (UK) shall execute the Assurance and deliver a certified copy thereof to GEC. Marconi (UK) shall accept the title to the Longacre Property without further enquiry requisition or objection.

1.12  On legal completion of the Longacres Property GEC will deliver to Marconi
      (UK) or the Purchaser the title deeds and documents in GEC's possession relating to the

      Longacres Property together with the Requisite Consent duly executed by the landlord.

1.13  On legal completion of the Longacres Property GEC will assign to Marconi
      (UK) or to the Purchaser as the case may be an assignment of the Contractors' Warranty in the Agreed Form.

2. The Purchaser shall pay to GEC a sum equal to any refund in the overall business rates paid relating to the Gunnels Wood Properties and the Longacres Property when it is received by the Purchaser after the Completion Date for the period from 1st June, 1994 to the Completion Date.

3.1 GEC shall procure that Picker International Limited ("Picker") vacates all parts of the Gunnels Wood Properties which it currently occupies on or before 1 August 1998.

3.2 If GEC is unable to procure that Picker vacate the premises the subject of its tenancy on or before 1 August 1998 then GEC shall indemnify the Purchaser and/or Marconi (UK) in full in relation to any costs expenses or any other liability it incurs in relation to any steps the Purchaser and/or Marconi (UK) take thereafter in order to terminate Picker's tenancy and secure vacant possession of the premises the subject of the said tenancy.

4. GEC undertakes, upon Marconi (UK) vacating the premises at Eaton Green Road, The Airport, Luton ("the Luton Premises") on or about 25th December, 1998, pay to the Purchaser by way of adjustment to the Aggregate Purchase Price an amount equal to any costs, damages, expenses and liabilities incurred by the Purchaser or Marconi (UK) arising out of any claim against them by the Council of the Borough of Luton ("the Council") or their successors in title in relation to

      (A) any shortfall between the sum actually paid by Marconi (UK) to the Council for its use and occupation of the premises for the period from and including 25 December 1983 to Completion and the sum (if any) found or held to be due to the Council in respect of rent reviews during that period; and

      (B)  a claim by the Council in respect of dilapidations at the Luton
           Premises

      up to a maximum aggregate amount of L250,000 and PROVIDED THAT (i) the Purchaser shall procure that GEC shall participate in all negotiations in respect of such claims for unpaid rent or dilapidations and the Purchaser further undertakes that it will not agree to settle any such claims without the prior written consent of GEC (such consent not to be unreasonably withheld or delayed); and (ii) the Purchaser shall procure that Marconi UK shall take all reasonable steps to avoid any material deterioration to the state of repair of the Luton Premises between Completion and vacation of the Luton Premises and (iii) the Purchaser shall procure that Marconi UK continues to maintain and repair such premises on a basis consistent with its practice prior to Completion.

                         PART B - ENVIRONMENTAL UNDERTAKING



1. GEC undertakes with the Purchaser to keep the Purchaser and Marconi (UK) fully indemnified against all costs, damages and expenses incurred by the Purchaser or Marconi (UK) arising directly out of any claim against them which results directly from the presence or effect of any Dangerous Substance upon within or below land or water at or originating from the St. Albans Property.

2. The undertaking in paragraph 1 above shall take effect subject to the following:

      (A) the liability of GEC thereunder shall not in any event exceed L10 million in aggregate and shall be subject to the further limitations set out in Schedule 4 to this Agreement to the extent stated in
           Schedule 4;

      (B) without prejudice to paragraph 5(D) of Schedule 4, the Purchaser shall not be entitled to make or bring any claim against GEC under the undertaking in paragraph 1 above unless the Purchaser and/or Marconi (UK) shall have first taken all reasonable steps to recover any sum due from Bryant Homes Southern Limited or its successors in title ("Bryant Homes") under paragraph 9.3 of an Agreement for Sale and Purchase dated 8th August, 1997 between Marconi (UK) (1) and Bryant Homes (2) being Document 28 in File 36 No. 17 Additional Documents in the Disclosure Documents and the environmental indemnity given by Bryant Homes contained in the registered transfer of the St. Albans Property from Marconi (UK) to Bryant Homes dated
           22nd August, 1997 being Disclosure Document 17-42   PROVIDED THAT
           the steps required to be taken by the Purchaser and/or Marconi (UK) to effect recovery from Bryant Homes shall not include the commencement of insolvency proceedings or the appealing of a judgment of a Court given in Bryant Homes' favour where Counsel of at least ten years call and with relevant experience advises that there is no reasonable prospect of the Purchaser and/or Marconi (UK) succeeding in such appeal. In the event that the Purchaser and/or Marconi (UK) recover any amount from Bryant Homes, the amount of GEC's liability under this undertaking shall be reduced by the amount recovered;

      (C) if GEC takes sole conduct of any action under the Environmental Undertaking pursuant to paragraph 4(D) of Schedule 4 then the obligation of the Purchaser and/or Marconi (UK) to take any steps against Bryant Homes under paragraph 2(B) of Part B of this Schedule shall no longer apply save that GEC may take such action in the name and on behalf of Marconi (UK) on the terms of paragraph 4(D) of
           Schedule 4; and

      (D) (for the avoidance of doubt) any liability of GEC that might subsist in relation to the subject matter of the undertaking in paragraph 1 under paragraph 9.3 of an Agreement for Sale and Purchase dated 6th August, 1997 between Marconi (UK) (1) and GEC (2), being Document 23 in File 36 No. 17

           Additional Documents in the Disclosure Documents is irrevocably waived, released, discharged and acquitted by virtue of paragraph 5(A)(iii) of Schedule 4 of this Agreement.

                                    SCHEDULE 7:
                               GEC AND MARCONI MARKS

      The following provisions shall relate to the use by the Group Companies of the GEC and Marconi marks.

GEC

1.  All use of the GEC mark must cease at Completion.

MARCONI

2. Subject as set out below, all use of the Marconi name must cease at Completion. In the case of each exception referred to below the Group Companies shall in any event use all reasonable endeavours to cease all use of the Marconi marks as soon as reasonably practicable.

CORPORATE NAMES

3. Any Group Company, which includes Marconi as part of its corporate name, shall change its name to a name which does not include Marconi or any confusingly similar name at Completion or as soon as possible thereafter (but in any event within one month following Completion).

BROCHURES AND CATALOGUES

4. No new sales brochures and/or catalogues can be produced using the Marconi name (whether in electronic or hard copy form). The words "formerly Marconi Instruments Limited" in a form agreed by the parties prior to Completion may be included in such new brochures and/or catalogues for a period of 9 months after Completion.

5. For the existing catalogues/brochures, further deliveries can be taken (against existing orders) for a period of 3 months after Completion. Such catalogues/brochures may only be used if stickers are placed on the catalogues to obliterate any reference to the GEC or Marconi marks. The Purchaser shall use its reasonable endeavours to ensure that catalogues/brochures in the possession of overseas distributors are also blanked out in the same way.

THE DOMAIN NAME

6. The internet domain name for Group Companies shall be changed at Completion to a name that does not include GEC or Marconi. A technical solution will be considered to ensure that any enquiries made by third parties by reference to the existing domain name are diverted to the new domain name (web site). Consideration will be given to whether the Purchaser is permitted to use "formerly Marconi Instruments Limited" on the new web site.

BUILDINGS AND VEHICLES

7. All signage on buildings is to be removed within 9 months of Completion and all references to the Marconi name on vehicles are to be removed within 1 month of Completion.

SOFTWARE

8. The Group Companies shall use their reasonable endeavours to remove references to the Marconi mark from software as soon as reasonably practicable, and in any event within 9 months from Completion.

PRODUCTS

9. No product manufactured after Completion may use the Marconi name after a period of 9 months from Completion. Stock existing at the date of Completion may continue to be sold bearing the Marconi name.

                                    SCHEDULE 8:
                                 FN AND FM PATENTS

FRACTIONAL N


           United Kingdom        GB 2140232

           France                (EP) 0125790

           Germany               P 3478780

           Italy                 (EP) 0125790

           Netherlands           (EP) 0125790

           USA                   4609881



DC COUPLED FM


           United Kingdom        GB 2214012B

           France                (EP) 0322139

           Germany               P 3850075.2

           Italy                 (EP) 0322139

           Japan                 63-325728 (pending)

           Netherlands           (EP) 0322139

           USA                   4870384

                                    SCHEDULE 9:
                                   TAX COVENANT


The Tax Covenant shall be in the form of the deed prepared by GEC's Solicitors which has (for the purposes of identification only) already been initialled by GEC's Solicitors and the Purchaser's Solicitors.


[CIRCULATED SEPARATELY]

                                    SCHEDULE 10:
                   PART A - BASIC INFORMATION ABOUT THE COMPANIES



 1.   COMPANY NAME:                      Marconi Instruments Limited

      PLACE OF
      INCORPORATION/REGISTRATION:        England and Wales

      REGISTRATION NUMBER:               317241

      DATE OF INCORPORATION:             6th August, 1936

      REGISTERED OFFICE:                 Longacres House


                                         Norton Green Road


                                         Stevenage


                                         Hertfordshire


                                         SG1 2BA
      TAX RESIDENCE:                     United Kingdom

      SHARE CAPITAL  -    AUTHORISED:    5,000,000  ordinary shares of L1
                     -    ISSUED:        700,000 ordinary shares of L1

      REGISTERED SHAREHOLDER(S):         GEC-Marconi Limited:     699,999
                                                             ordinary shares

                                         Associated Electrical Industries

                                         Holdings Limited:              1
                                                             ordinary share

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                            The General Electric Company, p.l.c.

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                      Marconi Instruments SA France

                                         Marconi Messtechnik GmbH Germany

                                         Marconi Instrumentos SA Spain

                                         Marconi Instruments International
                                         Limited

                                         Sanders Instruments Limited

                                         W H Sanders (Electronics) Limited

      DIRECTORS:                         Peter John Smith
                                         Andrew Plews Warwick
                                         Dennis John Bradney
                                         Christopher John Purchase
                                         Phillip Michael Drury
                                         Michael John McCreary
                                         Stephen McQuillan

      SECRETARY:                         Dennis John Bradney

 2    COMPANY NAME:                      Marconi Instruments Inc.

      PLACE OF
      INCORPORATION/REGISTRATION:        Delaware, USA

      REGISTRATION NUMBER:               727041009

      DATE OF INCORPORATION:             9th February, 1987

      REGISTERED OFFICE:                 The Corporation Trust Co.
                                         1209 Orange Street
                                         Wilmington
                                         DE 19801

      TAX RESIDENCE:                     USA

      SHARE CAPITAL  -    AUTHORISED:    10,000 shares of Common Stock, no par
                                         value

                     -    ISSUED:        6000 shares of Common Stock, no par
                                         value

      REGISTERED SHAREHOLDER(S):         GEC Incorporated

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                            GEC Incorporated

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                      None

      DIRECTORS:                         James R Koehn
                                         Peter J Smith
                                         Charles A Banham
                                         Andrew P Warwick

      SECRETARY:                         Charles A Banham

         PART B - BASIC INFORMATION ABOUT SUBSIDIARIES OF THE COMPANIES

 1    NAME OF SUBSIDIARY:                Sanders Instruments Limited

      PLACE OF
      INCORPORATION/REGISTRATION:        England and Wales

      REGISTRATION NUMBER:               607978

      DATE OF INCORPORATION:             15th July 1958

      REGISTERED OFFICE:                 Longacres House
                                         Norton Green Road
                                         Stevenage
                                         Hertfordshire
                                         SG1 2BA

      TAX RESIDENCE:                     United Kingdom

      SHARE CAPITAL  -    AUTHORISED:    100 ordinary shares of L1

                     -    ISSUED:        2 ordinary shares of L1

      REGISTERED SHAREHOLDER(S):         Marconi Instruments Limited: 1
                                         ordinary share

                                         Associated Electrical Industries
                                         Holdings Limited: 1 ordinary share

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                            Marconi Instruments Limited

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                      None

      DIRECTORS:                         Christopher John Purchase
                                         Peter John Smith
                                         Andrew Plews Warwick

      SECRETARY:                         Dennis John Bradney


 2    NAME OF SUBSIDIARY:               W.H. Sanders (Electronics) Limited

      PLACE OF
      INCORPORATION/REGISTRATION:       England and Wales

      REGISTRATION NUMBER:              425854

      DATE OF INCORPORATION:            16th December 1946

      REGISTERED OFFICE:                Longacres House,
                                        Norton Green Road,
                                        Stevenage,
                                        Hertfordshire  SG1 2BA

      TAX RESIDENCE:                    United Kingdom

      SHARE CAPITAL  -    AUTHORISED:   350,000 shares of L1

                     -    ISSUED:       225,000 shares of L1

      REGISTERED SHAREHOLDER(S):        Marconi Instruments Limited: 224,900
                                        shares of L1

                                        Associated Electrical Industries
                                        Holdings Limited: 100 shares of L1

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                           Marconi Instruments Limited

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                     None

      DIRECTORS:                        P.J. Smith
                                        A.P. Warwick
                                        D.J. Bradney

      SECRETARY:                        D.J. Bradney

 3    NAME OF SUBSIDIARY:               Marconi Instruments SA

      PLACE OF
      INCORPORATION/REGISTRATION:       France

      REGISTRATION NUMBER:              R.C.S. EVRY B340588466 (87B00518)

      DATE OF INCORPORATION:            26th March 1987

      REGISTERED OFFICE:                18 rue du Plessis-Briard

                                        Courcouronnes

                                        91023 EVRY CEDEX

      TAX RESIDENCE:                    France

      SHARE CAPITAL  -    AUTHORISED:   600,000 shares

                     -    ISSUED:       600,000 shares

      REGISTERED SHAREHOLDER AND
      OWNER(S) OF ISSUED SHARES:        Marconi Instruments Limited
                                                            599,994 shares

                                        Peter Smith               1 share
                                        Dennis Bradney            1 share
                                        Jean Chrisp               1 share
                                        Andrew Warwick            1 share
                                        Frank Mauritz             1 share
                                        Christopher Purchase      1 share

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                           Marconi Instruments Limited

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                     None

      DIRECTORS:                        Andrew Warwick
                                        Peter Smith
                                        Frank Mauritz
                                        Noor Hussain

      SECRETARY:                        (None officially appointed)

 4    NAME OF SUBSIDIARY:               Marconi Instruments International
                                        Limited

      PLACE OF
      INCORPORATION/REGISTRATION:       England and Wales

      REGISTRATION NUMBER:              934595

      DATE OF INCORPORATION:            27th June 1968

      REGISTERED OFFICE:                Longacres House
                                        Norton Green Road
                                        Stevenage
                                        Hertfordshire
                                        SG1 2BA

      TAX RESIDENCE:                    United Kingdom

      SHARE CAPITAL  -    AUTHORISED:   100 ordinary shares of L1

                     -    ISSUED:       100 ordinary shares of L1

      REGISTERED SHAREHOLDER(S):        Marconi Instruments Limited 99 ordinary
                                                                    shares

                                        Associated Electrical
                                        Industries Holdings Limited 1 ordinary
                                                                     share

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                           Marconi Instruments Limited

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                     None

      DIRECTORS:                        Dennis John Bradney
                                        Peter John Smith
                                        Andrew Plews Warwick

      SECRETARY:                        Dennis John Bradney

 5    NAME OF SUBSIDIARY:               Marconi Instrumentos SA

      PLACE OF
      INCORPORATION/REGISTRATION:       Spain

      REGISTRATION NUMBER:              Madrid Commercial Registry, Folder
                                        7619, Book O, Section 8, Sheet No. M-
                                        123230

      DATE OF INCORPORATION:            28th February 1986

      REGISTERED OFFICE:                Calle Rozabella 6, 28230 Las Rozas,
                                        Madrid
      TAX RESIDENCE:                    Spain

      SHARE CAPITAL  -    AUTHORISED:   40,000 shares of Pts 1,000

                     -    ISSUED:       40,000 Shares of Pts 1,000.  On those
                                        shares issued under numbers 3-40,000
                                        (inclusive), only 250 Pts per share has
                                        been called up and the balance is to be
                                        paid (under the company's Memorandum
                                        and Articles of Association) not later
                                        than 1st February 1999.

      REGISTERED SHAREHOLDER(S):        Marconi Instruments Limited

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                           Marconi Instruments Limited

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                     None

      DIRECTORS:                        Agustin Redondo Sanz



      SECRETARY:                        Maria Jose Aguirre



 6    NAME OF SUBSIDIARY:               Marconi Messtechnik GmbH

      PLACE OF
      INCORPORATION/REGISTRATION:       Germany

      COMMERCIAL REGISTER OF THE COURT
      OF MUNICH                         HRB 6186

      DATE OF INCORPORATION:            24th May 1963

      SEAT:                             Germering

      TAX RESIDENCE:                    Germany

      AMOUNT OF PAID UP SHARE CAPITAL:  DM 3,000,000

      REGISTERED SHAREHOLDER(S):        Marconi Instruments Limited

      BENEFICIAL OWNER(S) OF ISSUED
      SHARES:                           Marconi Instruments Limited

      SUBSIDIARIES OR SUBSIDIARY
      UNDERTAKINGS:                     None

      DIRECTORS:                        Peter J. Smith (Geschaftsfuhrer)
                                        Frank Mauritz (Geschaftsfuhrer)
                                        Noor Hussain (Prokurist)
                                        Erich Baumgartner (Prokurist)
                                        Andrew P. Warwick (Prokurist)

      SECRETARY:                        None

                                     SCHEDULE 11:

                 IMMOVABLE PROPERTY OWNED BY THE MEMBERS OF THE GROUP



A.   ENGLAND AND WALES

FREEHOLD PROPERTIES WITH REGISTERED TITLES

 Registered proprietor             Title number      Nature of title       Short description
 ---------------------             ------------      ---------------       -----------------
 Marconi Instruments Limited       HD296865          Title Absolute        Freehold land on the North East Side of Gunnels Wood
                                                                           Road, Stevenage (known as the Gunnels Wood Building
                                                                           and the Six Hills Way Building)

 Marconi Instruments Limited       HD165022          Title Absolute        Land and buildings on the North East side of Gunnels
                                                                           Wood Road, Stevenage (also known as the Sanders
                                                                           Building and the Design Centre)

LEASEHOLD PROPERTIES WITH REGISTERED TITLES


 Registered proprietor     Title     Nature of    Parties          Date of   Current   Short description
 ---------------------     number    title and    -------          expiry    rental    -----------------
                           ------    Date of                       -------   -------
                                     lease
                                     ---------
 The General Electric      HD332735  Title        Frogmore         24th      L347,700  Longacres House (formerly Imperial
 Company, p.l.c.                     absolute     Investments      March     p.a.      House), Norton Green Road, Stevenage,
                                     14th         Limited (1) The  2020                Hertfordshire
                                     February     General
                                     1995         Electric
                                                  Company, p.l.c.
                                                  (2)

LEASEHOLD PROPERTIES WITH UNREGISTERED TITLES

 Lessee             Title number      Date of    Parties          Date of Expiry   Current rental  Short description
 ------             ------------      Lease      -------          --------------   --------------  -----------------
                                      -------
 The General        [In the course    18th       Frogmore         24th March 2030  Peppercorn      Additional parking area
 Electric Company   of registration   August     Investments                                       Longacres House (formerly
 plc                (freehold title   1997       Limited (1)                                       Imperial House), Norton
                    no. 110334157)]              The General                                       Green Road, Stevenage,
                                                 Electric                                          Hertfordshire.
                                                 Company (2)

 Lessee                   Date of Lease  Parties          Date of Expiry  Current rental   Short description
 ------                   -------------  -------          --------------  --------------   -----------------
 Marconi Instruments      Lease not      The Council of   24th December,  L28,000 p.a.     Ground Part 1st, 2nd Floors of
 Limited                  completed,     the Borough of   1998                             Eaton Green Road, The Airport,
                          although       Luton (1)                                         Luton, Beds., LU2 9NS (19,404
                          heads of       Marconi                                           sq. ft.)
                          terms agreed   Instruments
                          on 25th        Limited (2)
                          December,
                          1978

 Marconi Instruments      There is no    The Council of                   L10,672 p.a.     Part 1st Floor of Eaton Green
 Limited                  lease but      the Borough of                                    Road, The Airport, Luton, Beds.,
                          Marconi took   Luton (1)                                         LU2 9NS (6,468 sq. ft.)
                          the space on   Marconi
                          1st April,     Instruments
                          1988           Limited (2)

 Marconi Instruments      MI took the    The Council of   Informal        L12,936 p.a.     Part 2nd Floor of Eaton Green
 Limited                  space on 1st   the Borough of   agreement                        Road, The Airport, Luton, Beds.,
                          January, 1995  Luton (1)        expires on                       LU2 9NS (6,468 sq. ft.)
                          under an       Marconi          25th December,
                          informal       Instruments      1998
                          agreement      Limited (2)

B.   SCOTLAND


LEASEHOLD PROPERTY

 Present lessee          Date of lease       Parties               Unexpired    Current rental   Short description
 --------------          -------------       -------               term         --------------   -----------------
                                                                   ---------
 Marconi Instruments     Registered in       Fife Council (1)      23 years     L40,000          Lease of ground and buildings
 Limited                 Books of Council    Marconi Instruments                                 thereon known as Unit AF20
                         and Session 9th     Limited (2)                                         Donibristle Industrial Estate
                         December 1997.
                         Registered in the
                         Land Registry of
                         Scotland under
                         title number
                         FFE022829

C.   OVERSEAS PROPERTY

LEASEHOLD PROPERTIES

Country      Date of Lease      Parties               Term of Lease    Current Rental           Short Description
-------      -------------      -------               -------------    --------------           -----------------
USA          4th October, 1996  Hillwood 2470         120 months       Month                    Suite 100, Forth Worth, Texas -
                                Limited (1) Marconi   commencing on    1-12      $157,524 p.a.  15,784 square feet of office space
                                Instruments Inc. (2)  15th April 1997  13-36     $173,308 p.a.
                                                                       37-60     $194,932 p.a.
                                                                       61-84     $203,140 p.a.
                                                                       85-120    $207,086 p.a.

USA          26th June, 1997    Haber Associates (1)  One year         $5,160 plus tax          Unit B, 4155 Dow Road, W.
                                Marconi Instruments   commencing 1st                            Melbourne, Florida 32934
                                Inc. (2)              July, 1997

Germany                         Keithley Instruments  Commenced 1st    DM 29k per month (plus   1100 sq. m. office space and 380
                                GmbH, Munchen,        April 1991.      ancillary costs advance) sq. m. warehouse, 27 parking lots
                                Germany (1) Marconi   Expires 31st                              in Germering, Germany
                                GmbH, Germering (2)   March, 2001;
                                                      prolonged by
                                                      another year
                                                      unless
                                                      terminated
                                                      giving 12
                                                      months' advance
                                                      notice


                                       117

Germany      10th March 1989    Gerhard Sommereisen,  Expires on 3     DM 5,800 per month       450 sq. m. office space in
                                Bergkirchen, Germany  months' notice   (apparently including    Gunding-Bergkirchen , Germany
                                (1)                   to 31st          ancillary costs advance;
                                                      March/31st       copy not fully readable)
                                Baumgartner           September
                                Pruftechnik, Dachau,
                                Germany (2)                            monthly payable

Germany      29th August 1996;  Marconi Messtechnik   1st October      DM 3,150 per month.      134 sq. m. office and warehouse
                                GmbH, Germering,      1996 to 31st     (excluding ancillary     space; two parking lots in the
                                Germany (1) I.V.G.    September,       costs advance)           underground car park at Robert-
                                Immobilien-           1999;            DM 3,900 per month,      Bosch-Str. 32, 63303 Dreieich,
                                Verwaltungsgesellsch                   (including ancillary     Germany
                                aft mbH & Co.                          costs advance)
                                Verwaltungs- und
                                Gewerbebau KG,
                                Dreieich-
                                Sprendlingen,
                                Germany (2)

Germany                         Marconi GmbH,         1st February     DM 4,200 per month       170 sq. m. office and warehouse
                                Germering, Germany    1993 to 31st     (excluding ancillary     space, 6 parking lots in
                                (1) Wicona            January 1998     costs advance)           Germering, Germany
                                Deutschland unless    prolonged by
                                GmbH, Viernheim,      another year
                                Germany (2)           terminated
                                                      giving 12        DM 4,800 per month
                                                      months' advance  (including ancillary
                                                      notice           costs advance);


                                       118

Germany      1 December 1994    Marconi GmbH,         1st December     DM 1,700 per month       70 sq m. office and warehouse
                                Germering, Germany    1994 to 31st                              space, 2 parking lots
                                (1)                   January 1998
                                ESCO, Ernst Schonau   prolonged by
                                jr. GmbH & Co.,       another year
                                Ditzingen, Germany    unless
                                (2)                   terminated
                                                      giving 12
                                                      months' advance
                                                      notice

France       26th September,    Selectinvest 6 (1)    9 years from     470k FF p.a.             18 Rue du Plessrs Briard, "Le
             1996               Marconi Instruments   1st January,                              Canal", (91023) Evry
                                S.A. (2)              1997

France       22nd November,     LA S.C.I. PACE (1)    9 years from     345k FF p.a.             69 sq. m. of office space of
             1995               Marconi Instruments   1st December,                             Building E, 3 Avenue Des
                                S.A. (2)              1995                                      Peupliers, Commune de Cesson
                                                                                                Sevigne (35510)

France       30th May, 1997     SCI Cosmo Toulouse    9 years from     11.2k FF p.a.            28 sq. m. of 4th floor offices and
                                (1) Marconi           1st June, 1997                            one outside parking space at
                                Instruments S.A. (2)                                            Immeuble Burolines, 2 bis, Rue
                                                                                                Marcel Doret, 31700 Blagnac


                                       119

Spain        24th November,     Construcciones        Commenced 1st    5,000,000 ptas p.a.      323 sq. m. of office space
             1994               Hispano Argentinas    March, 1995
                                (1) Marconi           until 1st
                                Instrumentos S.A.     March 1998
                                (2)

Netherlands  23rd August, 1989  Van der Weegen        Annual to 28th   Currently G4324 per      200 sq. m.
                                Beleggings en         February.        month
                                Exploitatie ma        Termination
                                atschappij B.V. (1)   subject to 6
                                Marconi Instruments   months' notice
                                Ltd (2)               before this
                                                      date

Hong Kong    29th January,      Dora Wu Chung Lin     24th October,    KH$ 31,467               1,234 sq. ft. - Rooms 702-703 on
             1997               and David Wue Ta      1996 to 23rd                              the 7th floor of CC WV Building
                                Kwin (1) Marconi      October, 1999
                                Instruments Ltd (2)

Hong Kong    1st April, 1997    Chow Kwong Chuen (1)  12th May, 1997   HK$ 37,000 per month     Flat P, 7/F, Tower 12 Braemar Hill
             (offer to lease    Marconi Instruments   to 31st May,                              Road
             only)              Ltd (2)               1999


                                       120

Shanghai     20th October,      Waiwell Shipping      20th October,    US$ 1,862.40 per month   97.19 sq. m.
             1997               Ltd. and Marconi      1997 to 19th
                                Instruments           October, 1999
                                International Ltd.



Beijing     Informal arrangements currently exist with Wogen Quangzhou Technology Ltd. until new or transferred leases are agreed in these areas.

Singapore   As set forth in Disclosure Document 17-117


                                     SCHEDULE 12:
                               PRE SALE REORGANISATION


 1.   DIVIDENDS PAID                            CURRENCY          L000
      --------------                            --------          ----
      By Marconi Instrumentos S.A., Spain to    ESP 75,600,000    301
      Marconi (UK) - paid on 22 January 1998

      By Marconi Instruments S.A., France to    FRF 13,680,000    1,382
      Marconi (UK) - paid on 20 January 1998

      By Marconi (UK) to GEC Marconi Ltd - paid L23,000,000       23,000
      on 30 January 1998

 2.   PREPAYMENTS OF NON-TRADING LOAN ACCOUNTS OUTSIDE MI GROUP
      ---------------------------------------------------------

      By Marconi (UK) to GEC Marconi Ltd. -     L4,994,349.33     4,994
      paid on 30 January 1998

      By Marconi (UK) to English Electric       L287,500.00       288
      Limited - paid on 30 January 1998

 3.   TAXATION
      --------

      Surrender to GEC Inc. by Marconi (US) of  US$1,429,108      869
      tax losses to 31 March 1997 for nil
      consideration on 30 January 1998

      Tax paid 1.1.98 by GEC on behalf of       L1,024,359.19     1,024
      Marconi (UK) and surrendered by GEC -
      paid on 30 January 1998

 4.   SHARE CAPITAL INCREASE
      ----------------------

      Issue by Marconi(UK) of 200,000 Ordinary  L22,000,000       22,000
      Shares of L1 each to GEC Marconi Ltd.
      paid in cash on 30 January 1998

 5.   REORGANISATION
      --------------

      (A) Purchase by Marconi (UK) of all the L2.00 issued shares of Sanders Instruments
           Ltd. from GEC


      (B)  Transfer of beneficial ownership of
           entire issued share capital of
           Marconi (UK) to GEC from GEC -
           Marconi Ltd effected on 2 February
           1998.

All currencies converted to sterling at Closing exchange rates on 31 December 1997 of:-


             L1   =    ESP 250.78

             L1   =    FRF 9.8985

             L1   =    US$ 1.6454

             L1   =    DEM 2.9585

 SIGNED by                          )
                                    )
 for and on behalf of               )
 THE GENERAL ELECTRIC               )
 COMPANY, p.l.c.                    )
 in the presence of:-               )



 SIGNED by                          )
                                    )
 for and on behalf of               )
 IFR SYSTEMS LIMITED                )
 in the presence of:-               )



 SIGNED by                          )
                                    )
 for and on behalf of               )
 IFR SYSTEMS INC.                   )
 in the presence of:-               )

                              DATED     February, 1998






                         THE GENERAL ELECTRIC COMPANY, p.l.c.


                                         and


                                 IFR SYSTEMS LIMITED


                                         and


                                   IFR SYSTEMS INC.


                 --------------------------------------------------


                          SHARE SALE AND PURCHASE AGREEMENT
                                    in respect of
                            the Marconi Instruments Group

                 --------------------------------------------------




                                  Slaughter and May
                                 35 Basinghall Street
                                   London  EC2V 5DB
                                       (FM/MVC)

                                       CONTENTS


                                                                          PAGE
                                                                          ----

1. Interpretation                                                            1

2. Sale and Purchase of the Shares                                           1

3. Consideration                                                             2

4. Completion                                                                2

5. GEC's Warranties and Undertakings                                         2

6. Purchaser's and Guarantor's Warranties and Undertakings                   8

7. Purchaser's Remedies and GEC's Limitations on Liability                  13

8. Guarantee                                                                13

9. Patent Matters                                                           15

10. Pension Arrangements                                                    21

11. Real Property and Environmental Undertakings                            21

12. Remedies and Waivers                                                    21

13. Assignment                                                              22

14. Further Assurance                                                       23

15. Entire Agreement                                                        24

16. Notices                                                                 24

17. Announcements                                                           26

18. Restrictive Trade Practices Act 1976                                    27

19. Costs and Expenses                                                      27

20. Counterparts                                                            27

21. Time of Essence                                                         27

22. Effect of Completion                                                    27

23. Invalidity                                                              28

24. Governing Law                                                           28

25. Jurisdiction                                                            28

26. Agent for Service                                                       28

SCHEDULE 1: DEFINITIONS                                                     30

SCHEDULE 2: COMPLETION ARRANGEMENTS                                         39

SCHEDULE 3: THE WARRANTIES                                                  42

SCHEDULE 4: LIMITATIONS ON GEC'S LIABILITY UNDER THE WARRANTIES             68

SCHEDULE 5: PENSION ARRANGEMENTS                                            78

SCHEDULE 6: PART A - REAL PROPERTY UNDERTAKINGS                             95

            PART B - ENVIRONMENTAL UNDERTAKING                              98

SCHEDULE 7: GEC AND MARCONI MARKS                                          100

SCHEDULE 8: FN AND FM PATENTS                                              102

SCHEDULE 9: TAX COVENANT                                                   103

SCHEDULE 10: PART A - BASIC INFORMATION ABOUT THE COMPANIES                104

             PART B - BASIC INFORMATION ABOUT SUBSIDIARIES OF THE
             COMPANIES                                                     107

SCHEDULE 11: IMMOVABLE PROPERTY OWNED BY THE MEMBERS OF THE
             GROUP                                                         112

SCHEDULE 12: PRE SALE REORGANISATION                                       121